Exhibit 10.1	EXECUTION VERSION

CREDIT AGREEMENT

dated as of December 23, 2025

among

EVE UAM, LLC

as Borrower

EVE HOLDING, INC.

as Guarantor

PRIVATE EXPORT FUNDING CORPORATION

as Lender

and

EXPORT-IMPORT BANK OF THE UNITED STATES

_________________________________________

Aeronautical Goods and Engineering Services Provided by BAE Systems Controls, Inc.

EXIM Bank Transaction No. MTG777501 - USA

MGA No. 0140-M

_________________________________________

Exhibit A  –   Disbursement Documents
Exhibit B-1  –   Form of Floating Rate Note
Exhibit B-2  –   Form of Fixed Rate Note

Exhibit C –   Form of Notice of Borrowing

Exhibit D  –   Form of Guarantee Confirmation

Appendix A –   Definitions

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Credit Agreement” or this “Agreement”) dated as of December 23, 2025 among (i) EVE UAM, LLC, a limited liability company duly organized and validly existing under the law of the State of Delaware (the “Borrower”); (ii) EVE HOLDING, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, as guarantor (“EHI”); (iii) PRIVATE EXPORT FUNDING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware as lender (in such capacity and together with its successors and assigns in such capacity, the “Lender”); and (iv) EXPORT-IMPORT BANK OF THE UNITED  STATES, an agency of the United States of America (“EXIM Bank”).

W I T N E S S E T H:

WHEREAS, Embraer S.A. (“Embraer”) has entered into the Supply Agreement Reference GDN0094-23 dated as of June 16, 2023, as amended modified or supplemented from time to time, with the Exporter, providing, among other things, for the provision by BAE Systems Controls, Inc. (the “Exporter”) to the Borrower of the Goods and Services;

 WHEREAS, pursuant to an agreement between EHI and Embraer for the provision by Embraer of aeronautical goods and engineering and aircraft design services related to the development of an electric vertical takeoff and landing aircraft, EHI will reimburse Embraer for amounts paid by Embraer to the Exporter in respect of the Goods and Services;

WHEREAS, the Borrower has requested the Lender to establish a credit facility (the “Credit”) in favor of the Borrower and guaranteed by EHI, in the maximum principal amount of up to U.S.$15,607,279.94 so that the Borrower may finance (i) the Financed Portion of the relevant Goods and Services and (ii) 100% of the Exposure Fee in respect of such Goods and Services;

WHEREAS, by this Credit Agreement, the Lender has established the Credit for the Borrower pursuant to which the Lender shall extend financing under the Credit upon the terms hereof;

WHEREAS, subject to the terms of the Operative Documents, EXIM Bank is prepared to issue to the Lender its guarantee of repayment of the principal of each Loan together with certain interest thereon, all as set forth herein; and

WHEREAS, the establishment of the Credit will facilitate exports and imports between the United States of America and Brazil, respectively.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                      Definitions and Construction; Amount of the Credit.

1.1               Definitions and Construction.  Unless the context requires otherwise, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Part I of Appendix A to this Credit Agreement and shall be interpreted in accordance with the rules of construction set forth in Part II of Appendix A hereto.

1.2               Amount of the Credit.  Subject to the terms and conditions set forth in this Credit Agreement, the Lender hereby establishes the Credit in favor of the Borrower in the maximum principal amount of up to Fifteen Million Six Hundred Seven Thousand Two Hundred Seventy-Nine and 94/100 U.S. Dollars (U.S.$15,607,279.94) (the “Total Commitment”), and the Lender agrees, upon the terms and conditions hereinafter set forth, to make Disbursements in respect of the Goods and Services in an aggregate amount not to exceed (A) 100% of the Exposure Fee related to the Disbursement plus (B) the Financed Portion of such Goods and Services.

Section 2.                      The Loan; Borrowing; Notices.

2.1               Loan.  Subject to the terms and conditions set forth below, on each Borrowing Date, the Lender shall make a Disbursement of the Credit in respect of the relevant Goods and Services to the Borrower in the aggregate principal amount not to exceed the amount of the Total Commitment equal to the sum of (A) 100% of the Exposure Fee related to such Disbursement and (B) the Financed Portion of such Goods and Services.  The amount of the Disbursement made by the Lender on a Borrowing Date shall be referred to herein as the “Loan”, and the aggregate amount of all such Loans shall be referred to herein as the “Loans”. The Credit is being established to (i) make advances to reimburse the Borrower for the payments made to the Exporter or to Embraer as repayment for payments made to the Exporter, and (ii) cover the Exposure Fee payable to EXIM Bank.

2.2               Availability.  Subject to the terms and conditions provided herein, including, without limitation, the conditions set forth in Sections 4A and 4B, the Disbursements under the Credit may be made during the period commencing on and including the Operative Date of this Agreement up to and including the Final Disbursement Date. Notwithstanding anything to the contrary contained herein, no Disbursement shall be made either before the Operative Date or after the Final Disbursement Date.  Each Loan shall be made only during the Availability Period. The Borrower shall give the Lender notice in the form of Exhibit C hereto of the borrowing hereunder (“Notice of Borrowing”), including the precise amount to be borrowed hereunder on the Borrowing Date and the election by the Borrower of a Fixed Rate or a Floating Rate. Following receipt of a Notice of Borrowing from the Borrower, the Lender shall determine the initial Floating Rate or the Fixed Rate, as requested by the Borrower to be applicable to the Loan in accordance with the respective definition thereof. Upon determination of the Applicable Rate on or prior to the relevant Borrowing Date, the Lender shall calculate the amortization schedule in respect of the Loan and shall submit such calculated schedule to the Borrower and EXIM Bank for approval.

2.3               Termination of Commitments.  (a)  Any unutilized portion of the Total Commitment shall terminate at the expiration of the Availability Period.

(b)            The Borrower may terminate any part of such Total Commitment (or the unutilized portion thereof) by giving at least three (3) Business Days’ notice thereof in writing to the Lender specifying the amount of such cancellation; provided that:  (i) the Borrower shall give notice of such termination as provided in Section 2.4 hereof; (ii) the Total Commitment (or the unutilized portion thereof) once terminated may not be reinstated; and (iii) the Borrower shall pay to EXIM Bank and the Lender, respectively, all fees (including commitment fees) as set forth in, and accrued and unpaid under, the Operative Documents through such date and all other amounts due but unpaid under the Operative Documents as of such date.

(c)             If an Event of Default shall have occurred and be continuing, EXIM Bank, by written notice to the Lender and the Borrower, may:  (i) suspend further disbursements by the Lender of the Total Commitment under this Credit Agreement until EXIM Bank is satisfied that the relevant Event of Default has been cured; or (ii) cancel the unutilized and uncancelled amount of the Total Commitment.  In the event of a cancellation by EXIM Bank of all or part of the Total Commitment, the Borrower shall pay to EXIM Bank and the Lender all fees (including commitment fees) as set forth in, and accrued and unpaid under, the Operative Documents through such date and all other amounts due but unpaid under the Operative Documents as of such date (after giving effect to any acceleration, pursuant to Section 10 hereof, of any such amounts).

2.4               Certain Notices.  Notices by the Borrower to the Lender and EXIM Bank of the borrowing, conversion and prepayment of any Loan and termination of the Total Commitment, in whole or in part, shall be (unless otherwise agreed herein) irrevocable (except for a notice of prepayment, which shall be revocable by the Borrower) and shall be effective only if in writing and received by EXIM Bank and the Lender not later than 10:00 a.m. (New York City time) on the number of Business Days prior to the date of the relevant termination, borrowing, conversion or prepayment specified below:

Notice	Number of Business Days Prior
Notice of Borrowing	2 Business Days
Conversion of a Loan	5 Business Days
Termination of Total Commitment	3 Business Days
Prepayment of a Loan	10 Business Days

Any notice of prepayment shall specify the date of prepayment (which shall be a Business Day) and the aggregate principal amount of such Loan to be prepaid on such date and shall be signed by the Borrower.  Any notice of termination shall specify the amount of the Total Commitment to be terminated and shall be signed by the Borrower.

2.5 Disbursement.

(a)            On a Borrowing Date, subject to the satisfaction of the conditions precedent set forth in Sections 4A and 4B, at any time on or after the Operative Date, the Lender will make a Disbursement of the relevant Loan by sending a wire transfer in the amount of such Loan to the Borrower at its account as notified to the Lender. The Lender shall include in the Disbursement and pay to EXIM Bank at the time of making such Disbursement, the related Exposure Fee in Dollars.

(b)            Each Disbursement shall be disbursed to the Borrower for amounts previously paid (directly or indirectly) to the Exporter, upon presentation to and approval by the Lender of the duly executed Disbursement Documents.

(c)             Promptly after making the Disbursement described in clauses (a) and (b) above, the Lender will submit to EXIM Bank via the ECP Website the Request for Disbursement Approval required under the EXIM Bank Guarantee.

Section 3.                      Payments; Promissory Notes.

3.1               Repayment of Loan.  The Borrower shall pay to the Lender the entire aggregate outstanding principal amount of each Loan in twenty (20) successive quarterly installments, payable on each Loan Payment Date in the principal amount set forth opposite such date in Schedule I to the Note for such Loan Payment Date; provided, that the principal installment payable on the Final Maturity Date for such Loan shall be in an amount equal to the entire principal amount of such Loan outstanding on such date, and such principal installment shall be paid together with all accrued and unpaid interest and all other amounts then owing hereunder and under the other Operative Documents with respect to such Loan. The quarterly installments of principal of such Loan shall be calculated to include accrued interest on a “mortgage style” basis.

3.2               Interest; Overdue Amounts.

(a)            Interest.

(i)                  The Borrower shall pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the Borrowing Date for such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum for each Interest Period relating thereto equal to the Applicable Rate for such Interest Period.  Interest shall accrue based upon a year of 360 days and the actual number of days elapsed, payable in arrears on each Loan Payment Date.

(ii)                 Accrued interest on a Loan shall be payable on each Loan Payment Date applicable to such Loan and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid except that interest payable at the Post-Default Rate shall be payable from time to time on demand made from time to time).

(iii)               The Borrower will pay to the Lender (other than EXIM Bank) interest at the applicable Post‑Default Rate on any principal of each Loan and on any interest thereon and any other amount payable by the Borrower to the Lender (other than EXIM Bank) hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(iv)               The Borrower shall have the right to convert the Floating Rate for a Loan to a Fixed Rate at any time after full disbursement of such Loan on five (5) Business Days’ prior written notice to the Lender (the “Notice of Interest Rate Fixing”), which notice shall specify that at approximately 10:00 a.m. (New York City time) on the date that is two (2) Business Days prior to the Loan Payment Date immediately following the Notice of Interest Rate Fixing the Lender is to establish the Fixed Rate (a “Fixed Rate Determination Date”) for such Loan, provided that such date is a Business Day on which the secondary market is open for trading in U.S. Treasury obligations by recognized U.S. Treasury securities dealers. The interest rate so determined shall be the Fixed Rate for such Loan.  The Borrower agrees that the interest rate so determined will be applicable to a Conversion under this Agreement starting on the Loan Payment Date immediately following the Notice of Interest Rate Fixing (the “Conversion Date”). The Borrower shall be entitled to exercise one Conversion in respect of the Loans.

(v)                 Until the interest rate is fixed pursuant to this Section 3.2, on each Loan Payment Date and on the date of any prepayment of a Loan, the Borrower shall pay interest on all amounts disbursed and outstanding from time to time under such Loan and, in the case of a prepayment of a Loan, on all amounts so prepaid, at the Floating Rate.

(vi)               Once the interest rate on the relevant Loan is fixed, on each Loan Payment Date and on the date of any prepayment of such Loan, the Borrower shall pay interest on all amounts disbursed and outstanding from time to time under this Agreement or, in the case of a prepayment of a portion of such Loan, on all amounts so prepaid, calculated at an interest rate per annum equal to the Fixed Rate for such portion of such Loan for each applicable Interest Period.

(viii)            The Fixed Rate shall be the per annum rate equal to the sum of (i) the the then-current interpolated yield for US Treasury Securities with a maturity approximately equal to the average life of the remaining term of the relevant Loan and (ii) a spread of 1.95 percent (1.95%) per annum.

(ix)               The Lender shall notify the Borrower of the applicable Floating Rate within five (5) Business Days after the relevant Periodic Term SOFR Determination Day; provided that the Lender’s failure to so notify shall not relieve the Borrower of its obligation to pay interest payable hereunder nor shall it give rise to any claim against the Lender.

(b)                EXIM Bank Interest.

(i)                  Notwithstanding Section 3.2(a), if EXIM Bank shall have made a claim payment under the EXIM Bank Guarantee to the Lender with respect to a demand under any Note, then, beginning on the date of such claim payment, if any amount of principal or accrued interest on the Loan then owing to EXIM Bank is not paid in full when due, whether at stated maturity, by acceleration or otherwise, the Borrower shall pay (without duplication of interest accrued under Section 3.2(a)(i)) to EXIM Bank, on demand, interest on such unpaid amount for the period from and including the date such amount was due to EXIM Bank to but excluding the date such amount is paid in full at an interest rate per annum equal to one percent (1%) above the interest rate then applicable for such Loan under Section 3.2(a)(i).

(ii)                 Except as otherwise provided in Section 3.2(b)(i) with respect to the amounts of principal and accrued interest of any Loan and accrued interest thereon, if, at any time, any other amount owing to EXIM Bank under this Credit Agreement or any Note is not paid in full when due, the Borrower shall (to the extent permitted by Applicable Law) pay to EXIM Bank on demand interest on such unpaid amount for the period from the date such amount was due (the “Payment Default Date”) until such amount shall have been paid in full at an interest rate per annum equal to one (1%) per annum above the U.S. Treasury Rate for six‑month (180 days) Treasury Bills which is in effect on the Payment Default Date.

3.3               Promissory Notes.  The Borrower agrees that to further evidence its obligation to repay each Loan, with interest thereon, it shall issue and deliver a Note to the Lender on the relevant Borrowing Date.  Each Note as originally delivered shall (i) be dated as of the relevant Borrowing Date, (ii) be in a principal amount equal to the amount of the Loan to be disbursed on such Borrowing Date, (iii) be substantially in the form of Exhibit B-1 or Exhibit B-2 hereto (as applicable), and (iv) be otherwise in conformity with the terms of this Credit Agreement.  Each Note shall be the legal, valid and binding obligation of the Borrower and shall be enforceable against the Borrower in accordance with its terms.  If a Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note of the same date, type, maturity and denomination as the Note so mutilated, lost, stolen or destroyed, together with an officer’s certificate of the Borrower certifying and warranting as to the due authorization, execution and delivery of such new Note, and (if requested by EXIM Bank in its reasonable discretion) an opinion of the Borrower’s counsel as to due authorization, execution and delivery of such new Note, and the legality, validity, binding nature and enforceability thereof; provided that, in the case of a mutilated Note, such mutilated Note shall be returned to the Borrower after examination by the Lender and, in the case of a lost, stolen or destroyed Note, there shall first be furnished to the Borrower and EXIM Bank an instrument of indemnity which holds the Borrower and EXIM Bank harmless from any actual loss on the purportedly destroyed, lost or stolen Note and evidence of such loss, theft or destruction reasonably satisfactory to each of them.  The Lender shall provide a copy of each such new Note to the Transportation Portfolio Management Division of EXIM Bank no later than ten (10) Business Days from the issuance of the applicable new Note.

3.4               Prepayments.  Subject to no Event of Default having occurred and being continuing, the Borrower may prepay (i) any Loan in full or (ii) any Loan in part, provided that (i) the prepayment date is a Loan Payment Date, (ii) any partial prepayment is in a minimum amount of $5,000,000, and (iii)  the Borrower shall give the Lender and EXIM Bank not less than ten (10) Business Days’ prior written notice of such prepayment as provided in Section 2.4 hereof setting forth (1) the date of a proposed prepayment (a “Date of Prepayment”), and (2) the principal amount of such prepayment (the “Prepayment Amount”); provided, however that no such prepayment shall be permitted unless the Borrower shall have paid to EXIM Bank and the Lender on such Date of Prepayment all amounts due and payable by the Borrower under this Credit Agreement as of such Date of Prepayment, together with (i) interest which has accrued to such Date of Prepayment on the Prepayment Amount, (ii) the Prepayment Amount, (iii) the Prepayment Payment, if any, and (iii) all other amounts due and owing to the  Lender pursuant to the Operative Documents at the Date of Prepayment. If only a portion of the outstanding principal amount of such Loan is to be prepaid pursuant to this Section 3.4(a), the relevant Prepayment Amount shall be applied to the reduction of the then outstanding installments of principal of such Loan in the inverse chronological order of their scheduled maturities.

(d)            If at any time the Borrower, EHI,  or any director, officer, or employee of the Borrower or EHI, shall be or become a Sanctioned Person, EXIM Bank may, in its sole discretion:

(i)                  immediately (or at any time thereafter) suspend or cancel EXIM Bank Commitment and so notify the Borrower and the Lender of such suspension or cancellation. If EXIM Bank Commitment is suspended, EXIM Bank shall retain the right to cancel EXIM Bank Commitment at any time thereafter. If EXIM Bank Commitment is cancelled, then within thirty (30) days of EXIM Bank’s notice of cancellation, the Borrower shall prepay the Loans in full (together with all accrued and unpaid interest thereon to the date of the prepayment and all other amounts then due and owing under the Operative Documents); and/or

(ii)                 require the Borrower to immediately prepay the Loans in full (together with all accrued and unpaid interest thereon to the date of the prepayment and all other amounts then due and owing under the Operative Documents).

Notwithstanding the foregoing, with regard to an employee (other than a director or officer) of the Borrower or EHI becoming a Sanctioned Person, EXIM Bank shall not suspend or cancel the EXIM Bank Commitment and/or require the Borrower to immediately prepay the Loans in full if the Borrower or EHI, as applicable, promptly takes, to EXIM Bank’s satisfaction, all permissible and reasonable steps to terminate such employee’s relationship with the Borrower or EHI, as the case may be.

(e)            If a Change of Control Event has occurred, the Borrower shall prepay the Loans not later than sixty (60) days following the occurrence of such Change of Control Event.

(f)              Any amount prepaid under this Credit Agreement may not be re-borrowed.

(g)            The Borrower may not voluntarily prepay any Loan except in accordance with the express terms of this Section 3.4.

(h)            In the event of a partial prepayment of any Loan pursuant to this Section 3.4, the parties hereto shall execute an amendment to Schedule I to relevant Note setting forth a new schedule of payments of principal (and in the case of Fixed Rate Notes, interest) on such Loan for each Loan Payment Date occurring on or after the date of such prepayment, which schedule shall reflect the application of payments specified in this Section 3.4.

3.5               Method of Payment.

(a)                All payments to be made by the Borrower to the Lender under the Operative Documents shall be in Dollars and in immediately available funds.  All payments to be made by the Borrower to EXIM Bank under the Operative Documents shall be in the currency in which such claims are made and in immediately available funds.  All payments shall be made before 10:00 a.m., New York City time, on the day when due to the account of the Lender at JPMorgan Chase Bank, N.A., New York, NY, U.S.A., [*****], or to such other account, as the Lender may, from time to time, designate in writing.  The Borrower shall be notified in writing promptly (but in any event by not less than ten (10) Business Days’ notice) of any change in such account or place of payment.  In the event of an assignment of the Note acquired by it hereunder to EXIM Bank, by giving written notice to the Borrower at the address specified in this Credit Agreement, the Lender shall direct the Borrower to make all payments due with respect to the Note directly to EXIM Bank.  With respect to payments to be made to EXIM Bank, all payments shall be made at the Federal Reserve Bank of New York for credit to EXIM Bank’s account, unless otherwise directed in writing by the Treasurer-Controller, Deputy Treasurer-Controller or an Assistant Treasurer-Controller of EXIM Bank, at:

[*****]

(b)                All payments by the Borrower hereunder shall be allocated towards principal, interest and/or other sums owing hereunder in the following order:

(i)                  First, in or towards payment of all interest due pursuant to Section 3.2(a)(iii) payable in respect of the Loans which is accrued, due and unpaid, but only to the extent such amounts are included in the Guaranteed Amount;

(ii)                 Second, in or towards payment of all EXIM Bank Commitment Fees, Exposure Fee and all other amounts due to EXIM Bank under this Credit Agreement (including, without limitation, all interest due pursuant to Section 3.2(b)) and the other Operative Documents which are accrued, due and unpaid, and which are not otherwise provided for under clauses “First” or “Third” of this Section 3.5(b);

(iii)               Third, in or towards payment of all interest due pursuant to Section 3.2(a)(i) payable in respect of the Loans which is accrued, due and unpaid, and not otherwise provided for under clause “First”;

(iv)               Fourth, in or towards payment of all amounts of principal payable in respect of the Loans which is due and unpaid;

(v)                 Fifth, on a pro rata basis, in or towards payment of all other amounts payable hereunder and under the other Operative Documents which are due and unpaid and not otherwise provided for under this Section 3.5(b); and

(vi)               Sixth, the balance, if any, of such payments remaining thereafter shall be distributed to the Borrower.

(c)                 If the due date for any payment under this Credit Agreement would otherwise fall on a day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day unless such succeeding Banking Day shall fall in the next calendar month, in which case the due date shall be the immediately preceding Banking Day, and the amount of interest payable with respect thereto shall be adjusted accordingly for any amount so extended or reduced for the period of such extension or reduction.

3.6               Loan Register.

(a)                This Credit Agreement is a registered agreement, and any Note issued hereunder shall be a registered instrument.  A manually signed copy of this Credit Agreement and any Note shall be evidence of the Lender’s rights and is not a bearer instrument. The Lender will establish and maintain at its office a record of ownership in which the Lender hereby covenants and agrees to register by book entry the Lender’s interest in the Loans, this Credit Agreement and each Note, and in the right to receive any payments hereunder or thereunder and any transfer of any such interest or rights.

(b)                No transfer other than to EXIM Bank by the Lender (whether or not with the Borrower’s consent) of any interest in the Loans, this Credit Agreement or the Notes or in the rights to receive any payments hereunder or thereunder shall be effective unless a book entry of such transfer is made upon the record referred to above and such transfer is effected in compliance with the terms of this Credit Agreement.  No such transfer shall be effective until, and such transferee shall succeed to the rights of the transferor Lender only upon final acceptance and entry into the record of ownership of the transfer pursuant hereto.

(c)                 Prior to the entry into the record of ownership of any transfer by the transferring Lender as provided in Section 3.6(b), the Borrower and each other Person shall be entitled to deem and treat each Person reflected in the record of ownership as owner of a portion of the Loans, this Credit Agreement or the Notes, or the right to receive any payments hereunder or thereunder as the owner thereof for all purposes.  The Borrower agrees that the record of ownership referred to in this Section 3.6 shall be conclusive and binding on the Borrower absent manifest error.

Waiver.  The Borrower acknowledges and agrees that if any covenant, stipulation or other provision of this Credit Agreement which imposes on the Borrower the obligation to make any payment, whether by way of indemnity or otherwise, is at any time void under any provision of Applicable Law the Borrower will not make any claim, counterclaim or institute any proceedings against EXIM Bank, the Lender or any of their respective assignees or subrogees for any amount paid by the Borrower at any time, and (to the extent permitted by Applicable Law) the Borrower waives unconditionally and absolutely any rights and defenses, legal or equitable, which arise under or in connection with any such provision against or in connection with any claim or proceeding brought by the Borrower for recovery of any amount due under any Operative Document.

3.7               Payments Absolute.  The reimbursement and indemnity obligations of the Borrower hereunder and under any other Operative Document shall be absolute, unconditional and irrevocable, and shall to the full extent provided by Applicable Law be paid strictly in accordance with the terms of this Credit Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:  (a) any lack of legality, validity, regularity or enforceability of this Agreement or any other Operative Documents; (b) any amendment or waiver of or any consent given under any of the Operative Documents; (c) the existence of any claim, set-off, defense or other rights which any Person may have at any time against EXIM Bank, the Lender or any other Person or entity, whether in connection with this Credit Agreement, the other Operative Documents or any unrelated transaction; provided that the foregoing shall not prohibit the assertion of any such claim or defense by separate suit or counterclaim; and (d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, which could be interpreted as a legal or equitable defense to payment hereunder or under any other Operative Document.

3.8               Conversion.

(a)                The Borrower may, (i) at any time upon or after full disbursement of any Loan, by providing notice in accordance with Section 3.2(a)(iv), request that on the Conversion Date, the rate of interest applicable to such Loan shall be calculated by reference to the Fixed Rate (a “Conversion”).

(b)                Upon determination of the Fixed Rate in accordance with Section 3.2(a)(iv), the Lender shall calculate the amortization schedule for inclusion in the Fixed Rate Note to be issued pursuant to paragraphs (c) and (d) below in connection with the Conversion, which amortization schedule shall be determined in respect of the principal amount of the relevant Loan scheduled to be outstanding on the Conversion Date (after giving effect to any principal payment scheduled to be paid on such date) and which shall amortize on a “mortgage style” basis on each of the Loan Payment Dates remaining, and the coupon rate for such calculation shall be the Fixed Rate for such Loan, and the Lender shall submit such schedule of recalculated figures to EXIM Bank for approval.

(c)                 The Borrower shall, no later than 10:00 a.m. (New York time) on the Conversion Date, deliver or procure the delivery to the Lender of, as a replacement for the Floating Rate Note, an executed Fixed Rate Note.  The Fixed Rate Note shall (i) be dated the Conversion Date, (ii) be in a principal amount equal to the amount of the Loan, (iii) amortize in the manner described in paragraph (b) above, (iv) be substantially in the form of Exhibit B-2 hereto and (v) be otherwise in conformity with this Agreement.  On and after the Conversion Date the relevant Loan shall, for all purposes hereof, bear interest at the Fixed Rate.

(d)                Upon satisfaction of all relevant conditions precedent to the Conversion of any Loan as specified in Section 3.10, the original Floating Rate Note in respect of such Loan shall be cancelled by the Lender and returned to the Borrower.  The Lender shall provide a copy of the new Fixed Rate Note to the Transportation Portfolio Management Division of EXIM Bank no later than ten (10) Business Days from the issuance of such Fixed Rate Note.

3.9               Conditions Precedent to Conversion.

(a)                The Conversion of any Note is subject to the satisfaction on or prior to the Conversion Date of the following conditions precedent:

(i)                  the Lender and EXIM Bank shall have received a duly executed Notice of Interest Rate Fixing;

(ii)                 the Lender shall have received the duly executed Fixed Rate Note, together with evidence that the Fixed Rate Note has been duly executed and delivered by the Borrower (including, if required for this purpose, receipt of opinions of counsel to the Borrower);

(iii)               all amounts (including, without limitation, all amounts of principal of and accrued interest on the Floating Rate Note to be converted) then due and payable by the Borrower hereunder and under all of the other Operative Documents shall have been paid in full;

(iv)               all representations and warranties of the Borrower under the Operative Documents shall be true and correct as of the Conversion Date and the Lender shall not have notified the Borrower that it has determined, in its reasonable judgment, that an event has occurred or another circumstance arisen which is likely to materially and adversely affect the ability or legal obligation of the Borrower to perform its obligations under the Operative Documents to which each is a party; and

(v)                 no Default shall have occurred and be continuing.

3.10           [Intentionally left blank.]

3.11           Alternate Interest Rate.

(a)                If, with respect to any Interest Period in respect of a Loan bearing interest at the Floating Rate or any other relevant period in respect of which interest is being determined by reference to Term SOFR:

(i)                  the Lender determines at or about 12:00pm New York time on the Periodic Term SOFR Determination Day for any Interest Period (each, an “Affected Interest Period”) that no offered rate for Term SOFR for such Affected Interest Period is published by the Term SOFR Administrator; or

(ii)                 at or about 12:00pm New York time on the Periodic Term SOFR Determination Day for such Affected Interest Period, any Lender determines (in good faith and on a non-discriminatory basis) that the cost to such Lender of funding its or their portion of the relevant Loan for such Affected Interest Period would exceed Term SOFR for such Affected Interest Period (each an “Affected Lender”), the Affected Lender shall as soon as reasonably practicable (and in any case by the close of business New York time two (2) Banking Days prior to the first day of such Affected Interest Period) give notice (a “Rate Determination Notice”) thereof to any other Lender and the Borrower (with a copy to EHI).

(b)                If Section 3.12(a) applies, then the interest rate in relation to the relevant Loan or such Affected Lender’s portion of such Loan, as applicable, for such Affected Interest Period shall be the rate per annum which is equal to the rate per annum determined by such Affected Lender(s), as notified to the Borrower and EXIM Bank in accordance with Section 3.12(a) hereof and Section 8 of this Agreement, to be the weighted average of the rates on the relevant Periodic Term SOFR Determination Day for such Affected Interest Period to be those rates which express, as a percentage rate per annum, the cost to the Lender or such Affected Lender(s), as applicable, of funding from whatever source they may reasonably select to fund their respective portions of the relevant Loan for such Affected Interest Period (such weighted average rate, the “Cost of Funds Rate”) (it being understood that if the Cost of Funds Rate shall at any time be less than zero, then the Cost of Funds Rate shall be deemed to be zero), plus the Loan Margin (the “Alternate Rate”), and the Borrower will, on the relevant Loan Payment Date for such Affected Interest Period, pay to the relevant Affected Lender(s), as applicable, an amount equal to the amount, if any, by which (ii) exceeds (i) below:

(i)                  interest accrued on the relevant Loan or such Affected Lender’s portion of the relevant Loan, as applicable, at the Floating Rate for the relevant Loan for the Affected Interest Period payable pursuant to this Agreement on the relevant Loan Payment Date;

(ii)                 interest that would have been payable under this Agreement on such Loan Payment Date if interest accrued on the relevant Loan or such Affected Lender’s portion of the relevant Loan, as applicable, during the Affected Interest Period at a rate equal to and calculated by reference to the Alternate Rate,

(such excess amount the “Alternate Rate Excess Amount”).

If, in accordance with this Section 3.12(b), interest is to accrue on the relevant Loan or such Affected Lender’s portion of the relevant Loan, as applicable, during the Affected Interest Period at the Alternate Rate, the relevant Lenders or the Affected Lender, as applicable, shall deliver an Alternate Rate Certificate in accordance with Section 8 (Alternate Rate) of this Credit Agreement.

(c)                 The Borrower acknowledges and agrees that the Alternate Rate shall be an “Alternate Rate” for the purposes of Section 8 (Alternate Rate) of this Credit Agreement.  Each of the parties hereto acknowledges and agrees that the provisions of Section 3.12(b) are and shall operate and be implemented entirely without prejudice to the requirements and provisions of Section 8 (Alternate Rate) of this Credit Agreement.

Section 4A. Conditions Precedent to Obligations of the Lender and EXIM Bank.   The obligations of the Lender and EXIM Bank to be performed on and after the Borrowing Date for a Loan under this Credit Agreement and the other Operative Documents to which it is or will become a party shall, in each case, be subject to the satisfaction in form and substance by the Lender and EXIM Bank of the following conditions and, in the case of EXIM Bank, the additional conditions set forth in Section 4B hereof:

4.1               The Lender shall have received the duly executed Disbursement Documents from the Borrower.

4.2               The Lender and EXIM Bank shall have received a Notice of Borrowing, substantially in the form attached as Exhibit C hereto, from the Borrower at least two (2) Business Days prior to such Borrowing Date.

4.3               [Intentionally Left Blank]

4.4               No event or circumstance that constitutes, or that with the giving of notice or lapse of time or satisfaction of any other condition (or any combination thereof) would constitute, an Event of Default shall have occurred and be continuing on such Borrowing Date.

4.5               The Borrower, the Lender and EXIM Bank shall have received a duly executed copy of each of the Operative Documents other than the relevant Note (a copy of which shall be provided to the Borrower and EXIM Bank and the original being provided to the Lender), which are to be entered into on or prior to such Borrowing Date, duly authorized, executed and delivered by the respective parties thereto.

4.6               The Lender and EXIM Bank shall have received evidence of the acceptance of appointment of the Process Agent appointed pursuant to Section 13.3 and the payment of the Process Agent’s fees for a period commencing on the first Borrowing Date and ending six (6) years from the Final Disbursement Date.

4.7               On each Borrowing Date, the following statements shall be true and correct and the Lender and EXIM Bank shall have received a certificate from each of the Borrower and EHI (each, a “Representing Party”) as to the matters set forth in this Section 4.7 to the extent applicable to it:

(i)                  the representations and warranties of such Representing Party contained in each Operative Document to which it is a party shall be true and correct on such Borrowing Date (except to the extent any such representation or warranty relates to an earlier date in which case such representation or warranty shall have been true and correct as of such earlier date);

(ii)                 no Default under any Operative Document to which it is a party shall have occurred and be continuing or would arise from the consummation of the transactions contemplated by the Operative Documents;

(iii)               no action or proceeding or governmental action shall have been instituted or, to its knowledge, threatened before any Government Body, nor shall any order, judgment or decree have been issued or, to its knowledge, proposed to be issued by any Government Body, on or prior to such Borrowing Date which could be reasonably expected to (A) set aside, restrain, enjoin or prevent the completion, consummation, performance or observance of this Agreement or any other Operative Document or any transactions contemplated hereby or thereby, (B) in the case of each Representing Party, materially adversely affect such Representing Party’s financial condition, business, operations, assets or prospects or (C) in any other manner question the validity, binding effect or enforceability of this Agreement or any of the other Operative Documents; and

(iv)               the conditions precedent to the performance of such Representing Party’s obligations in respect of the transactions contemplated to occur on the relevant Borrowing Date under the Operative Documents shall have been satisfied or waived.

4.8               No change in Applicable Laws shall have occurred after the date of this Agreement and prior to each Borrowing Date that would make it unlawful for any party to execute, deliver or perform the Operative Documents to which it is or will become a party.

4.9               [Intentionally Left Blank]

4.10           [Intentionally Left Blank]

4.11           The Lender and EXIM Bank shall have received evidence satisfactory to them that all governmental and other licenses, approvals, consents, registrations, exemptions and filings in respect of any Government Body necessary or advisable for the execution, delivery and performance and observance of the Operative Documents to which the Borrower is or will become a party in respect of such Goods and Services and for the legality, validity, enforceability and effectiveness thereof have been obtained or effected on an unconditional basis and remain in full force and effect (or, in the case of any registrations and filings to be effected after such Borrowing Date that arrangements satisfactory to EXIM Bank and the Lender have been made for the effecting of the same within any applicable time limit).

4.12           Lender and EXIM Bank shall have received the following, in each case in form and substance satisfactory to them, dated such Borrowing Date or such earlier date as each of them shall permit:

(i)         (A) a certificate signed by a duly authorized officer of the Borrower, certifying as true and correct the following documents (copies of which shall be attached to such certificate):  (1) its memorandum and articles of association or other constitutive documents, (2) evidence of authorization and approval by the board of directors, managers or other governing body of the execution, delivery and performance by the Borrower of this Agreement and each other Operative Document to which it is or will be a party and each other document required to be executed and delivered by it in accordance with the provisions thereof, (3) its board of directors’, managers’ or other governing body’s resolutions and/or powers of attorney authorizing certain named individuals to execute and deliver the documents described in the preceding clause (2) and (4) the incumbency and specimen signatures of each individual authorized to execute and deliver such documents on behalf of the Borrower; and (B) a certificate signed by a duly authorized officer of EHI, certifying as true and correct the following documents (copies of which shall be attached to such certificate):  (1) its memorandum and articles of association or other constitutive documents, (2) evidence of authorization and approval by the board of directors of the execution, delivery and performance by EHI of this Agreement, each other Operative Document to which it is or will be a party and each other document required to be executed and delivered by it in accordance with the provisions thereof, (3) its board of directors’ resolutions and/or powers of attorney authorizing certain named individuals to execute and deliver the documents described in the preceding clause (2) and (4) the incumbency and specimen signatures of each individual authorized to execute and deliver such documents on behalf of EHI; provided that, in connection with any Borrowing Date following the initial Borrowing Date, the Borrower may deliver a bringdown certificate, in form and substance satisfactory to the Lender and EXIM Bank, confirming that the documents and certifications delivered pursuant to this clause (i) remain true, correct, and in full force and effect as of such Borrowing Date.

(ii)              a copy (to EXIM Bank only), duly certified as true, correct and complete by the Borrower of the Supply Contract; provided that, in connection with any Borrowing Date following the initial Borrowing Date, the Borrower may deliver a bringdown certificate, in form and substance satisfactory to the Lender and EXIM Bank, confirming that the documents and certifications delivered pursuant to this clause (ii) remain true, correct, and in full force and effect as of such Borrowing Date;

(iii)            the legal opinion, dated such Borrowing Date, of Greenberg Traurig, LLP, special counsel to the Borrower and EHI on matters of New York law and Delaware law; provided that, for any Borrowing Date after the initial Borrowing Date, a bringdown opinion may be delivered in form and substance satisfactory to the Lender and EXIM Bank;

(iv)            copies of the invoices in respect of the relevant Goods and Services issued by the Exporter, specifically referring to the services execution date and the invoice due date, together with a receipt from the Exporter reflecting payment of such Goods and Services; and

(v)       such other documents or evidence with respect to the Borrower, EHI, and the Exporter as EXIM Bank, the Lender or their counsel may reasonably request in order to establish the consummation of the transactions contemplated by the Operative Documents, the taking of all internal proceedings of the parties in connection therewith, compliance with the conditions herein or therein set forth.

4.13           The Lender shall have received a fully executed Note in respect of the financing of the relevant Goods and Services.

4.14           The Lender and EXIM Bank shall have received evidence satisfactory to them that all Transaction Costs and other fees and expenses required to be paid on or before such Borrowing Date under the terms of this Agreement, and the Fee Letters shall have been paid by the Borrower.

4.15           (i) All taxes, fees, charges, assessments, costs and other expenses then due and payable in connection with the issuance of each Note shall have been duly paid or caused to be paid in full by the Borrower; and (ii) all sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Documents to occur on such Borrowing Date which are then due and payable shall have been duly paid in full by the Borrower.

4.16           All appropriate actions required to have been taken by any Government Body of the United States prior to such Borrowing Date in connection with the transactions contemplated by the Operative Documents shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals (collectively "permits") of such Government Body required to be in effect on such Borrowing Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such permits shall be in full force and effect on such Borrowing Date or that satisfactory arrangements have been made for the effecting of them within any applicable time limit.

4.17           (i)  No material adverse change in the financial condition of the Borrower or EHI, from and after the date of the most recent annual audited financial statements of the Borrower or EHI delivered to the Lender, shall, in the reasonable opinion of the Lender, have occurred which could reasonably be expected to have a material adverse effect on the Borrower’s or EHI’s ability to perform its obligations under this Agreement or any other Operative Document to which it is or will be a party; and (ii) there has occurred no material disruption of or material adverse change in financial, banking or capital market conditions that, in the reasonable judgment of the Lender, could materially impair the arrangement of the transactions contemplated by the Operative Documents.

4.18           The Lender shall have received such other documentation or evidence required in their respective opinion (acting reasonably) to satisfy the “know your customer” and/or “customer due diligence” requirements applicable to the Lender in respect of the Borrower and any other relevant party (other than EXIM Bank) to the Operative Documents.

4.19           The Lender and EXIM Bank shall have received evidence, in form and substance satisfactory to each of them that each such law, decree, consent, license, approval, registration or declaration (including without limitation any requisite exchange control or equivalent consents) as is, in the reasonable opinion of EXIM Bank, necessary to render any Operative Document legal, valid, binding and enforceable, to make any Operative Document admissible in evidence in the State of New York to enable the Borrower to perform its obligations under any Operative Document has been obtained and remains unamended and in full force and effect, except as provided in Sections 6.15, 6.16 and 6.17.

4.20           All conditions precedent described in Annex C to the EXIM Bank Guarantee shall have been satisfied.

4.21           No event or circumstance shall have occurred (including any material adverse change) which has materially adversely affected the international loan, financial capital markets for export credit agency guaranteed assets or U.S. commercial paper market.

4.22           The Lender and EXIM Bank shall have received a Guarantee Confirmation, substantially in the form of Exhibit D hereto, from EHI on each Borrowing Date occurring after the initial Borrowing Date.

4.23           EXIM Bank shall have delivered an Operative Notice to the Lender and the Borrower.

Section 4B. Conditions Precedent to Obligations of EXIM Bank; Utilization Procedures.  The obligations of EXIM Bank to guarantee a Loan made with respect to the Goods and Services pursuant to the terms of the EXIM Bank Guarantee shall be subject to satisfaction of the following additional conditions precedent (in addition to the other conditions precedent set forth in the Operative Documents):

4.1               EXIM Bank shall have received evidence satisfactory to it that any EXIM Bank Commitment Fees which are due and unpaid have been received by EXIM Bank.

4.2               EXIM Bank shall have received evidence satisfactory to it that the Exposure Fee has been received by EXIM Bank.

4.3               EXIM Bank shall have received a copy duly certified as true, complete and correct by the Borrower, of the Supply Contract (including all waivers, credit memos amendments, extensions and schedules) and the Supply Contract shall not contravene any applicable statute or public policy of the United States.

4.4               EXIM Bank shall have determined, in its sole and absolute discretion, that no event has occurred from and after the date of the most recent annual audited financial statements of the Borrower delivered to EXIM Bank which has or could have a Material Adverse Effect in relation to the Borrower.

4.5               EXIM Bank shall have received satisfactory evidence that the Lender has complied with the requirements described in the SAM Regulations to provide a valid Unique Entity Identifier and maintain a current and active SAM registration (other than any requirement that is not applicable because the Lender is exempted under the SAM Regulations).

4.6               Before the initial Borrowing Date, EXIM Bank shall have received the anti-lobbying certificate from the Borrower and the Lender.

4.7               EXIM Bank shall have received such other documentation with respect to the Borrower as it or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by the Operative Documents, the taking of all corporate proceedings in connection therewith, compliance with the conditions therein set forth.

Section 5.                      Representations and Warranties of the Borrower and EHI.  Each of the Borrower and EHI hereby represents and warrants as of the date hereof, which representations and warranties shall survive the execution of this Agreement and be deemed repeated on and as of each Borrowing Date (other than subsection 5.9), that:

5.1               (i) The Borrower is a company duly established and validly existing under the laws of the State of Delaware and has full power, authority and legal right to own and operate its properties, to carry on its business as now conducted and to enter into and perform its obligations under each of the Borrower Documents theretofore executed or to be executed by it on such date; and (ii) EHI is a company duly established and validly existing under the laws of State of Delaware and has full power, authority and legal right to own and operate its properties, to carry on its business as now conducted and to enter into and perform its obligations under each of the Borrower Documents theretofore executed or to be executed by it on such date.

5.2               Neither the execution and delivery by it of this Agreement nor any of the other Borrower Documents theretofore executed or to be executed by it on such date nor the performance by it of its obligations hereunder or thereunder requires the consent or approval of, the giving of notice to, or the registration or filing with, or the taking of any other action, in respect of, or by, any Government Body in the United States.

5.3               The execution and delivery of this Agreement and the other Borrower Documents theretofore executed or to be executed by it on such date, the performance of its obligations hereunder or thereunder, and its consummation of the transactions contemplated hereby or thereby, do not require any specific corporate approval or consent of holders of any indebtedness of the Borrower except such as have been duly obtained, and will not conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of its property or assets under, any Applicable Laws, its memorandum and articles of association or equivalent constitutive documents or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it may be bound or to which any of its property or assets may be subject.

5.4               The execution, delivery and performance of the Borrower Documents theretofore executed or to be executed by it on such date have been duly authorized by all necessary corporate action.  This Agreement and each other Borrower Document theretofore executed or to be executed by it on such date (assuming the due authorization, execution and delivery by each other party thereto) constitutes, or upon execution will constitute, its legal, valid and binding obligation enforceable against it in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). This Agreement and the other Borrower Documents to which it is or is required hereunder to become a party on such date are in proper form for their enforcement in the courts of New York.

5.5               It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Borrower Documents to which it is or will become a party on such date that any of them or any other instrument be filed, recorded, registered or enrolled in any court, public office, registry or elsewhere in United States or that any stamp, registration or similar tax be paid in the United States on or in relation to any of the Borrower Documents to which it is or will become a party on such date.

5.6               It is not in default under any document, instrument or agreement to which it is a party or which is binding on it or any of its assets or revenues, which breach or default would materially adversely affect its ability to perform its obligations under the Borrower Documents to which it is or will be a party, and there are no pending or, to its knowledge, threatened investigations, judgments, suits or proceedings in any applicable jurisdiction against it or affecting it or its properties or that, if determined adversely, would materially adversely affect its ability to perform such obligations.

5.7               This Agreement has not been rescinded by the Borrower or the Guarantor, and no Default has occurred and is continuing.

5.8               Its obligations under the Borrower Documents including, without limitation, the obligation of the Borrower to make payments under any Note, are not subject to any law, rule or regulation of the United States or any agency or instrumentality thereof with regard to any preference for payment of obligations or any rescheduling of the payment of any debt or other obligations, except for applicable bankruptcy, moratorium, insolvency or other similar laws affecting creditors’ rights generally.

5.9               As of the date hereof, (i) payments under any Note or any other payments to any Financing Party under any of the Borrower Documents will not be subject to any Taxes, (ii) there are no Taxes imposed by the United States or any agency or instrumentality thereof on or by virtue of the execution or delivery or performance of any of the Borrower Documents, and (iii) there are no Taxes imposed by the United States or any agency or instrumentality thereof on or by virtue of the transactions contemplated by this Agreement and any other Borrower Document. In respect of any applicable withholding income tax or other Taxes of any nature that may be imposed by the United States or any agency or instrumentality thereof on or by virtue of the execution or delivery or performance of any of the Borrower Documents, the gross-up provisions of the Borrower Documents would be valid and enforceable to ensure that the Financing Parties receive the net amount due under the relevant Borrower Document without reductions of any nature arising from Taxes imposed by the United States or any agency or instrumentality thereof.

5.10           No Borrower Document or any other document, certificate or statement furnished to any Financing Party by or on behalf of the Borrower in connection with the transactions contemplated thereby contained any untrue statement of a material fact when made or omitted to state a material fact necessary in order to make the statements contained therein not misleading when made; and there is no fact which has not been disclosed to the Financing Parties in writing which materially adversely affects or will materially adversely affect the ability of the Borrower to carry on its business or to perform its obligations under the Borrower Documents.

5.11           Nothing herein or related to the transactions contemplated by the Borrower Documents requires, or makes advisable, the qualification by any other party hereto (except the Borrower and EHI) for admission to do business under the laws of the United States, or any political subdivision thereof, and the failure to so qualify does not adversely affect (i) the exercise by the Financing Parties of any right, privilege or remedy afforded to them in connection with this Agreement or the other Borrower Documents or (ii) the enforcement of any such right, privilege or remedy. Neither the performance by any other party hereto or the action required or permitted by the provisions of this Agreement or the other Borrower Documents nor any enforcement of any such provisions will result in any tax liability or other unfavorable consequences to such party pursuant to any law, ordinance, decree or regulation of the United States or of any agency, department or instrumentality of any thereof.

5.12           The Borrower has delivered to EXIM Bank a true, correct, complete, and fully executed copy (including all waivers, credit memos, amendments, extensions and schedules relating to the relevant Goods and Services) of the Supply Contract. The Supply Contract is in full force and effect, free from any material breach or default on the part of the Borrower and, to the Borrower’s knowledge having made due inquiry, the other parties thereto.

5.13           [Intentionally left blank].

5.14           Neither it nor any of its assets enjoys any right of immunity, sovereign or otherwise, or exemption under Applicable Laws on any grounds from suit, seizure, execution, attachment or other legal process in respect of its obligations under this Agreement and each Borrower Document to which it is, or is to be, a party; and the execution, delivery and performance of this Agreement and each Borrower Document to which it is or is to be a party constitute its private and commercial acts.

5.15           The choice of New York law to govern this Agreement and each of the other Borrower Documents stated to be governed by New York law to which the Borrower is a party will be recognized and given effect by the courts of the State of New York and the United States and the submission by it to the jurisdiction of the courts of New York is legal, valid and binding under the laws of the State of New York and the United States.

5.16           The Borrower’s and EHI’s financial statements for its fiscal year ended December 31, 2024, copies of which have heretofore been delivered to the Lenders and EXIM Bank have been prepared in accordance with internationally accepted accounting principles, and such financial statements fairly set forth the financial condition of the Borrower and EHI, on a consolidated basis (if available), as of such date and the results of its operations for such period in accordance with such principles.

5.17           The Borrower and EHI have filed all returns in respect of Taxes required by Applicable Laws to be filed by it and has paid all Taxes imposed upon it or any of its properties, assets, income or franchises under Applicable Laws which are due and payable, except to the extent that such Taxes are being contested in good faith and for the payment of which adequate reserves have been provided.

5.18           All authorizations and approvals which are necessary or advisable (a) to authorize execution and delivery of this Agreement, the issuance and delivery of the relevant Note and performance and observance of the terms and conditions of this Agreement, the relevant Note, and the other Borrower Documents to which each of the Borrower and EHI is a party; and (b) for the validity, binding effect and enforceability of this Agreement, the relevant Note, and the other Borrower Documents to which each of the Borrower and EHI is a party, have been obtained and are binding and enforceable and in full force and effect.

5.19           (i) (A) None of the Borrower, EHI nor any director, officer, employee, agent or representative acting on behalf of them, is currently under charge or under formal investigation by any government or subdivision of any government or country, or  has been, within the past five (5) years, convicted in any court of any country, or subject to equivalent measures such as deferred prosecution agreements, non-prosecution agreements or publicly-available arbitral awards, in any country, for bribery of public officials, or bribery of or kickbacks to public officials, or of laundering money.  None of the Borrower, EHI nor any of their respective directors, officers or authorized employees, agents or representatives has (directly or indirectly) received, paid, offered or promised to pay, or authorized the payment of any commission, bribe, pay-off or kickback or similar payment that violates any Applicable Law or entered into any agreement or arrangement under which any such payment will at any time be made.  None of the Borrower or EHI have, and, to the best of their knowledge and belief, no Exporter has, agreed to make or arrange for or receive (directly or indirectly), any payment, discount, allowance, rebate, commission, fee or other payment in connection with the Goods and Services or the Operative Documents or allow any monies (including, cash, check, wire transfer, or other similar funds, representing any portion of the payment of any invoice in connection with the Goods and Services to be returned or transferred to them or to any third party at the direction or on behalf of them without the express written consent of EXIM Bank, except for (i) payment of manufacturing costs or for the purchase of the Goods and Services; (ii) the regular remuneration of regular fulltime directors, officers and employees; (iii) commissions or fees, if any, to regular sales agents, brokers or representatives, which are (a) on arm’s length terms for fair market value for the services rendered; (b) paid in the ordinary course of business; (c) readily identifiable on the party’s books and records as to amount, purpose, and recipient; (d) in an amount customary for the services rendered, or to be rendered, with respect to each counterparty’s country; and (e) not intended to be used for any illicit or corrupt purpose; (iv) any discounts, allowance, or rebates to the Borrower or EHI that are disclosed in invoices from the Exporter; or (v) any letter of credit or other fees paid to commercial banks or any payments made to EXIM Bank or the Lender in connection with the EXIM Bank Guarantee; and

(B)(1)  Each of the Borrower and EHI and each of its respective Principals individually (a) is not Excluded or Disqualified from participating in a Covered Transaction, (b) is not formally proposed for debarment by any U.S. Federal Government Authority, with a final determination still pending; and (c) is not, and within the past three (3) years has not been, indicted, convicted or had a civil judgment rendered against it for any conduct or offense described at 2 C.F.R. § 180.800(a)  in the Debarment Regulations.

(2) The Borrower has not made any payment in connection with the Loan or the Supply Contract to any Person who is Excluded or Disqualified from participating in a Covered Transaction.

(3) None of the Borrower, EHI nor any of its respective Principals individually are listed on any of the publicly available debarment lists of the World Bank Group, the African Development Bank, the Asian Development Bank, the European Bank for Reconstruction and Development and the Inter-American Development Bank.

(4) (x) None of the Borrower, EHI nor any director, officer, or employee of the Borrower or EHI, is a Sanctioned Person; and (y) neither the Borrower nor EHI has entered into any sales, leasing or financing agreements, or any other transactions with any Sanctioned Person or in any Sanctioned Country.

Section 6.                      Certain Covenants of the Borrower and EHI.  Each of the Borrower and EHI covenants and agrees with each other party hereto as follows:

6.1               [Intentionally Left Blank].

6.2               Each of the Borrower and EHI shall (i) preserve and maintain its legal existence and all of its material rights, privileges and franchises under and in compliance with all Applicable Laws, (ii) conduct its business in all material respects in accordance with all Applicable Laws and regulations binding on it and its operations or assets, and (iii) promptly provide the Financing Parties with such financial and other information concerning its affairs as any Financing Party may from time to time reasonably request in connection with the transactions contemplated by this Agreement and any other Operative Document.

6.3               Neither the Borrower nor EHI shall, to the extent it may lawfully so agree, (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, within or outside the United States, relating to bankruptcy, insolvency, examinership, reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (ii) seek appointment of a receiver, trustee, examiner, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above.

6.4               Neither the Borrower nor EHI shall consolidate with or merge into any other Person, change its corporate domicile, or convey, transfer or lease all or any material part of its assets to any Person, whether in a single transaction or a series of transactions without the consent of EXIM Bank except that the Borrower may, on at least thirty (30) days prior written notice to EXIM Bank and the Lender, and unless EXIM Bank objects in writing within such thirty (30) day period, consolidate with or merge into another Person; provided, that:

(i)                  the successor Person resulting from such consolidation or merger is the Borrower or EHI;

(ii)                 EXIM Bank has determined, in its sole discretion, that such transactions are not likely to have a Material Adverse Effect on the ability of the Borrower or EHI to perform its obligations hereunder or under any other Borrower Document to which it is a party;

(iii)               upon the consummation of such transactions, the Borrower shall deliver to EXIM Bank and the Lender a certificate stating that, immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iv)               the financial condition of the Borrower, after such consolidation or merger, shall be no worse than that of the Borrower on the first Borrowing Date; and provided, further, that in the event that prior to any such transactions the financial condition of the Borrower shall be worse than that of the Borrower on the first Borrowing Date, the Borrower may only effectuate a merger if (A) the merger or consolidation is that of an Affiliate into the Borrower, or (B) (1) EXIM Bank has expressly consented thereto in writing, (2) the financial condition of the Borrower, after such consolidation or merger, shall be no worse than the financial condition of the Borrower immediately prior to such consolidation or merger and (3) all of the other conditions in this Section 6.4 have been met.

6.5               [Intentionally Left Blank].

6.6               The Borrower shall provide the Lender and EXIM Bank with copies of (x) the Borrower’s and EHI’s consolidated (if available) audited financial statements for its financial year ended as of December 31, 2025 not later than June 30, 2026 and for each financial year thereafter not later than one hundred eighty (180) days after the close of the relevant period and (y) its unaudited semi-annual financial statements not later than ninety (90) days after the close of the relevant period.  Each financial statement provided hereunder shall have been prepared in accordance with U.S. GAAP and shall be in English and shall be accompanied by a certificate of the Borrower, signed by the chief financial officer of the Borrower, stating that, based on an examination sufficient to enable such officer to make an informed statement, no Default exists or, if such is not the case, specifying such Default and its nature, when it occurred and the steps being taken or proposed to be taken by the Borrower with respect thereto; provided that, if the financial statements required to be delivered under this Section 6.6 are otherwise made publicly available through publication on the Borrower’s or the Guarantor’s website, the Borrower can confirm the same in the certificate to be delivered under this Section 6.6 and such confirmation shall satisfy the delivery requirement for any such financial statements so long as such website is notified and accessible to the Lender and EXIM Bank.

6.7               Promptly after the Borrower knows that any Default has occurred, the Borrower will provide the Financing Parties with a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto.

6.8               At its expense, each of the Borrower and EHI shall (i) execute, acknowledge, deliver, file, notarize, consularize, apostille and/or register all such further agreements, instruments, certificates, documents and assurances, and perform such acts as EXIM Bank and any Financing Party may consider reasonably necessary to effectuate the purposes of this Agreement and the other Operative Documents, (ii) promptly obtain from time to time and maintain in full force and effect all such governmental licenses, authorizations, consents, permits and approvals under Applicable Laws as may be required to enable the Borrower and EHI to comply with its obligations under this Agreement and the other Borrower Documents and (iii) promptly provide the Financing Parties with evidence of the foregoing reasonably satisfactory in form and substance to the Financing Parties.

6.9               The Borrower shall provide the Financing Parties with, from time to time, upon a reasonable advance written request, such other information regarding the Goods and Services as the Financing Parties may reasonably request including any information required to comply with requests or requirements of any Government Body.

6.10           Without limitation of its obligations under Section 9 hereof, the Borrower will pay and discharge any and all Taxes imposed on it or its income or profits or on any of its assets, prior to the date on which penalties attach thereto, except that the Borrower shall not be required to pay any such Taxes (i) the payment of which is being contested diligently in good faith and by proper proceedings that do not involve either any potential for criminal liability or the imposition of any Lien for which an adequate bond has not been posted by the Borrower, and against which it is maintaining adequate cash reserves in accordance with internationally accepted accounting principles, or (ii) which, together with all related interest and penalties, would, if unpaid, not result in any material adverse change in the financial condition of the Borrower.

6.11           If required by the Instructing Group at any time, the Borrower shall use all reasonable efforts to obtain for its obligations under the Borrower Documents, including, without limitation, its obligation to pay principal, interest or any other amounts under any Note, any preference for payment under or any exclusion from, any law, rule or regulation of the United States or any agency or instrumentality of the United States and any exception or waiver from any rescheduling of the payment of any debt or other obligations imposed under any such law, rule or regulation.

6.12           [Intentionally Left Blank].

6.13           The Borrower and EHI shall provide the Financing Parties written notice, promptly after the Borrower or EHI becomes aware, of the commencement of any and all litigation or arbitral proceedings not covered by insurance and of all proceedings in any jurisdiction which might, in the reasonable judgment of the Borrower or EHI have a materially adverse effect on the ability of the Borrower or EHI to perform its obligations under this Agreement or the other Borrower Documents to which it is a party.

6.14           The Borrower acknowledges and agrees that:

(i)                  The transactions described in the Operative Documents provide the Borrower with new value and are essential to the successful continuation of its business enterprise;

(ii)                 The Instructing Group is not willing to enter into these transactions if it cannot exercise its remedies under the Operative Documents freely and effectively upon the occurrence of an Event of Default;

(iii)               The Borrower shall not take any step or commence any legal proceeding in any jurisdiction, including filing for protection under the Bankruptcy Code, which has the purpose or effect, directly or incidentally, of staying the ability of the Instructing Group to exercise its remedies and rights under the Operative Documents, unless such step or proceeding exempts the Financing Parties and the Operative Documents from such stay of proceedings or any compromise of the obligations of the Borrower and permits the Financing Parties to exercise in a timely manner all of their rights and remedies under the Operative Documents; and

(iv)               The Borrower shall, in the event that any such stay is imposed involuntarily, ensure (to the extent permitted by Applicable Laws) that the Financing Parties and the Operative Documents are exempted forthwith from any such stay or any compromise of the Borrower’s obligations under the Operative Documents and hereby waives any rights to object to, and shall take steps (to the extent permitted by Applicable Laws) to support, any application by the Instructing Group that it, and/or the Operative Documents should be so exempted.

6.15           [Intentionally left blank].

6.16           [Intentionally left blank].

6.17           [Intentionally left blank].

6.18           The Borrower and EHI shall inform EXIM Bank and the Lender of any material change in the organization and structure of the Eve Group promptly, but not later than thirty (30) days from the effective date of such change.

6.19           Neither the Borrower nor any Affiliate thereof shall, directly or indirectly, own any Beneficial Interest or have any other interest in any Note.

6.20           (i) Each of the Borrower and EHI shall provide immediate written notice to EXIM Bank if at any time it learns that:

(A)                any of the Borrower or EHI or any of its Principals individually, (A) is Excluded or Disqualified from participating in a Covered Transaction, (B) is formally proposed for debarment by any U.S. Federal Government Authority, with a final determination still pending or (C) is or, within the past three (3) years, has been indicted, convicted or has a civil judgment rendered against it for any conduct or offenses described at 2 C.F.R. § 180.800(a) in the Debarment Regulations;

(B)                The Borrower or EHI has made any payment described in the first sentence of Section 5.19(i)(B)(2) hereto;

(C)                any of the Borrower or EHI or any of its respective Principals individually, is listed on any of the publicly available debarment lists described in Section 5.19(i)(B)(3) hereto; or

(D)               The Borrower, EHI or any director, officer, or employee of the Borrower or EHI becomes a Sanctioned Person.

6.21           Neither the Borrower nor EHI shall, and shall not authorize or permit any of its directors, officers, or employees, agents, representatives, or any other Person to, (i) use or otherwise make available, directly or indirectly, the proceeds of any Loan, to fund or facilitate any activities with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (ii) make any payments in connection with any Loan, this Agreement or any other Operative Document, including to discharge any debt, with proceeds from activities involving, directly or indirectly, any Sanctioned Person or Sanctioned Country; or (iii) enter into any sales, leasing or financing agreements, or any other transactions with any Sanctioned Person or in any Sanctioned Country.

6.22           At all times during the Term of the Loans, EHI shall maintain on its balance sheet unrestricted cash, cash equivalents and financial investments maturing in less than 365 days in an amount equal to not less than 100% of the outstanding principal amount of the Loans.

Section 7.                      Representations and Warranties of the Lender.

7.1               The Lender represents and warrants to each other party hereto that it is purchasing the Interest to be acquired by it for its account for investment and with no present intention of distributing or reselling such Interest or any part thereof, but without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such Interest in compliance with the applicable securities laws of any applicable jurisdiction and the terms of the Operative Documents.  The Lender further represents and warrants to the Borrower and EXIM Bank that no part of the funds to be used by it to purchase or fund, as the case may be, its Interest, in connection with the transactions contemplated hereby constitutes plan assets of an employee benefit plan which is subject to the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or subject to Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The Lender further covenants that (notwithstanding anything herein or in any other Operative Document to the contrary) such party will not transfer its Interest to any transferee thereof, unless such transferee makes the representation and warranty contained in the previous sentence of this Section 7.1 and agrees to be bound by the covenant contained in this sentence together with all of the other provisions hereof and of all the other Operative Documents applicable to the Lender.  As used in this Section, the term “plan asset” shall have the meaning assigned to such term under ERISA and the regulations promulgated thereunder.

7.2               The Lender represents and warrants to each of the other parties hereto as of the date hereof and as of each Borrowing Date (which representations and warranties shall survive such dates) that:

(i)                  it is a Person duly organized and validly existing under the laws of its jurisdiction of incorporation and has the required power and authority to enter into and perform its obligations under the Operative Documents to which it is or will become a party and to carry out the transactions contemplated thereby;

(ii)                 it has duly authorized, executed and delivered the Operative Documents to which it is or will become a party and each of such Operative Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(iv)               the execution, delivery and performance by it of the Operative Documents to which it is or will become a party have been duly authorized by all necessary action on its part, do not require any approval of its stockholders or consent of any trustee or holder of its indebtedness or other obligations and are not in violation of its charter, by-laws or similar instrument or any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it is bound or to which any of its property or assets may be subject.

7.3               The Lender acknowledges and agrees that EXIM Bank may not amend the EXIM Bank Guarantee to provide additional Federal funds until the Lender has complied with the requirements described in the SAM Regulations to provide a valid Unique Entity Identifier and maintain a current and active SAM registration (other than any requirement that is not applicable because the Lender is exempted under the SAM Regulations). Unless the Lender is exempted from this requirement under the SAM Regulations, the Lender, as the Recipient, acknowledges and agrees that it must maintain a current and active registration in SAM and such registration must always be current and active until the Lender receives the final payment under the EXIM Bank Guarantee. The Lender will review and update its information in SAM at least annually from the date of its initial registration or any subsequent updates to ensure that it is current, accurate, and complete.  If applicable, this includes identifying the Lender’s immediate and highest-level owner and subsidiaries and providing information about the Lender’s predecessors that have received a Federal award or contract within the last three (3) years.

7.4               EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND ANY OTHER REPRESENTATIONS EXPRESSLY MADE BY ANY PARTY HERETO IN ANY OTHER OPERATIVE DOCUMENT, NEITHER THE LENDER NOR EXIM BANK MAKES OR SHALL BE DEEMED TO HAVE MADE OR TO MAKE ANY WARRANTIES, REPRESENTATIONS OR GUARANTEE OF ANY KIND, INCLUDING BUT NOT LIMITED TO (I) THE VALUE OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR ANY DEFECT IN, THE GOODS AND SERVICES OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED UNDER THE OPERATIVE DOCUMENTS, (II) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, AGAINST INFRINGEMENT OR THE LIKE, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT WITH RESPECT GOODS and SERVICES, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LENDER OR EXIM BANK, ACTUAL OR IMPUTED OR (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF, OR DAMAGE TO, ANY PROPERTY RELATED TO GOODS AND SERVICES OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.  NEITHER OF EXIM BANK NOR LENDER SHALL BE LIABLE OR OTHERWISE RESPONSIBLE IN ANY MANNER FOR ANY REPRESENTATION OR WARRANTY MADE BY THE BORROWER (EXCEPT AS EXPRESSLY PROVIDED IN THE OPERATIVE DOCUMENTS).

Section 8.                      Alternate Rate.

8.1               Notwithstanding any provision of any Operative Document to the contrary, if any Rate Determination Notice is provided by an Affected Lender pursuant to Section 3.12 of this Agreement with respect to any Affected Interest Period then such Affected Lender shall as soon as reasonably practicable (and in any event by the close of business (New York Time) two (2) Banking Days prior to the first day of such Affected Interest Period) provide notice thereof to EXIM Bank.  Concurrently therewith, such Affected Lender shall provide to EXIM Bank a certificate (an “Alternate Rate Certificate”) from a duly authorized officer of such Affected Lender (i) certifying the Alternate Rate for such Affected Interest Period and (ii) containing a representation that (A) in the case of a certification made in connection with an event described in Section 3.12(a)(ii) of this Agreement (1) Term SOFR does not fairly and accurately reflect the cost to such Affected Lender of maintaining or funding its portion of the relevant Loan for such Affected Interest Period, (2) the determination of such Alternate Rate has been made in good faith, (3) such Affected Lender’s cost of funds included in such Alternate Rate (x) does not include any amount or costs not associated with the actual funding of its portion of the relevant Loan for such Affected Interest Period and (y) is no more than its actual costs for the sourcing of funds in an amount equal to its portion of the Loan made by such Affected Lender for a period equal to such Affected Interest Period and determined on the relevant Periodic Term SOFR Determination Day, and (4) that such Affected Lender has exercised (or, contemporaneously therewith, shall exercise), on a non-discriminatory basis, rights similar or comparable to those set forth in Section 3.12 of this Agreement in all or substantially all of its financing transactions, where it has such similar or comparable rights, or (B) in the case of a certification made in connection with an event described in Section 3.12(a)(i) of this Agreement, (1) on the relevant Periodic Term SOFR Determination Day for the Affected Interest Period no offered rate for Term SOFR for the Affected Interest Period is published by the Term SOFR Administrator, (2) the determination of such Alternate Rate has been made in good faith, (3) such Affected Lender’s cost of funds included in such Alternate Rate (x) does not include any amount or costs not associated with the actual funding of its portion of that Loan for such Affected Interest Period and (y) is no more than its actual costs for the sourcing of funds in an amount equal to the portion of such Loan made by such Affected Lender for a period equal to such Affected Interest Period and determined on the relevant Periodic Term SOFR Determination Day and (4) such Affected Lender has exercised (or, contemporaneously therewith, shall exercise), on a non-discriminatory basis, rights similar or comparable to those set forth in Section 3.12 of this Agreement in all or substantially all of its financing transactions where it has such similar or comparable rights.

8.2               Following receipt of an Alternate Rate Certificate from the Affected Lender, EXIM Bank shall determine (in its sole discretion) whether the Alternate Rate for the relevant Loan for such Affected Interest Period shall be approved as the Approved Alternate Rate, the Applicable Rate and/or the Guaranteed Interest Rate (as applicable) for that Loan for such Affected Interest Period, and EXIM Bank shall notify the Borrower and the Affected Lender of its determination.  If EXIM Bank shall so approve such Alternate Rate, then such Alternate Rate shall be the Approved Alternate Rate, the Applicable Rate and/or the Guaranteed Interest Rate (as applicable) for that Loan for such Affected Interest Period for purposes of this Agreement, the relevant Loan, the relevant Note, and the EXIM Bank Guarantee, and if EXIM Bank shall not approve an Alternate Rate, then the Applicable Rate for such Affected Interest Period shall be the sum of the Prior Term SOFR for such Affected Interest Period plus the Loan Margin. If EXIM Bank shall not so approve such Alternate Rate, EXIM Bank shall determine if such Alternate Rate Certificate for that Loan for such Affected Interest Period meets the requirements of paragraph (a) above, and EXIM Bank shall notify the Borrower and the Affected Lender of its determination.

8.3               EXIM Bank acknowledges that the Lender shall not incur any liability to it for any failure to provide a certificate pursuant to Sections 8.1 and 8.2 above.

8.4               Notwithstanding anything to the contrary herein or in any other Operative Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then, upon receipt by the Lender of the written consent of EXIM Bank, (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Operative Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Operative Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Banking Day after the date notice of such Benchmark Replacement is provided to each Lender and EXIM Bank without any amendment to, or further action or consent of any other party to, this Agreement or any other Operative Document so long as the Lender has not received, by such time, written notice of objection to such Benchmark Replacement from the Lenders comprising the Majority Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

8.5               In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Conforming Changes will, subject to the prior written approval of EXIM Bank, and, in the absence of an Event of Default, the Borrower, become effective without any further action or consent of any other party to this Agreement or any other Operative Document.

8.6               The Lender will promptly notify EXIM Bank and the Borrower of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement and (iii) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by any Lender pursuant to this Section 8 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be, subject to the prior approval of EXIM Bank, conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or the other Operative Documents, except, in each case, as expressly required pursuant to this Section 8.

8.7               In connection with the implementation of a Special Benchmark Replacement, EXIM Bank will have the right to make Special Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Special Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

8.8               In connection with the use or administration of Term SOFR, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Conforming Changes will, subject to the prior written approval of EXIM Bank and, in the absence of an Event of Default, the Borrower, become effective without any further action or consent of any other party to this Agreement or any other Operative Document. The Lender will promptly notify the Borrower and EXIM Bank of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

8.9               The Affected Lender shall, at any time after it has provided a notice described in Section 8(a)(i) or Section 8(a)(ii), notify the Borrower and EXIM Bank when the circumstances giving rise to such notice no longer exist, and thereafter the Applicable Rate shall again be determined by reference to the Benchmark calculated for the remainder of the then-current Interest Period using the Benchmark for a period of thirty (30) days (irrespective of the actual duration of the remainder of the then-current Interest Period).

Section 9.                      Indemnifications.

9.1               Claims Defined.  “Claims” shall mean any and all harm, liabilities (including any liability in tort), losses, damages, obligations, expenses, disbursements, penalties, costs, fees, actions, suits or Taxes of whatsoever kind and nature (and including reasonable legal fees and expenses) that may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person and, except as otherwise expressly provided in this Section 9, shall include amounts (other than principal of and interest on any Note) payable by the Borrower pursuant to the Loan Documents.  A “Non-Tax Claim” shall mean any Claim other than a Claim for Taxes.

9.2               Indemnified Person Defined and Non-applicability.   “Indemnified Person” means EXIM Bank and the Lender and their successors, permitted assigns, transferees, Affiliates, directors, officers, employees, shareholders (including corporate shareholders), servants, attorneys-in-fact and agents.  In respect of any Indemnified Person, any of its Affiliates, directors, officers, employees, shareholders (including corporate shareholders), servants, attorneys-in-fact and agents is referred to herein as such Indemnified Person’s “Related Indemnitees”.

9.3               Claims Indemnified.  Subject to the exclusions stated in Section 9.4 below, each of the Borrower and EHI (each an “Indemnifying Party”), jointly and severally, agrees on demand therefor (subject to Section 9.10 below) to indemnify, defend and hold harmless (and to pay additional fees, interest, or other amounts to indemnify, defend and hold harmless) each Indemnified Person on an After‑Tax Basis against Claims (including Claims for Taxes and Non-Tax Claims based on negligence, warranty, absolute, strict or product liability and any other theory of liability) imposed on, incurred by or asserted against any Indemnified Person in any way relating to, based on, measured by or arising out of (1) any Operative Document or any action or inaction of the Borrower, the Exporter or any other supplier or seller in connection herewith or therewith, or in any way relating to or arising out of: the sale of any Goods, the provision of any Services, the purchase, acceptance or rejection of any Goods or Services, (2) the receipts, income, earnings or gains arising from any Goods or Services or any payment made pursuant to any Operative Document (including, without limitation, amounts payable under this Agreement or on or with respect to any Note, or the Supply Contract (whether on or prior to any Borrowing Date)), (3) the execution, delivery, registration, recording, performance, or enforcement of any Operative Document or any other document executed and delivered by the Borrower in connection with or relating to the Operative Documents, (4) circumstances otherwise with respect to or in connection with the transactions contemplated by the Operative Documents, or (5) the offer, sale and delivery of any Note or successor debt obligations of the Borrower, or any Affiliate thereof issued in connection with the refunding or refinancing thereof or any interest therein or represented thereby or any similar interest arising out of this Agreement (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Federal or state statute, law or regulation, or at common law or otherwise relating to securities) (the indemnity provided in this clause (5) to extend also to any Person who controls an Indemnified Person, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended).  The Indemnifying Party shall be obligated under this Section 9 whether or not any Indemnified Person is indemnified or insured against any Claim by any other Person under any other document.  Notwithstanding anything to the contrary herein contained, any Indemnified Person may proceed directly and in its own name against the Indemnifying Party with respect to the indemnities set forth in the first sentence of this Section 9.3, without first resorting to any other rights of indemnification.

9.4               Claims Excluded.  With respect to any Indemnified Person (other than EXIM Bank (including at any time that EXIM Bank is the Lender)), the following are excluded from the Indemnifying Party's agreement to indemnify under this Section 9:

(i)                  any Non-Tax Claim incurred by, or imposed on, the Indemnified Person to the extent it would not have been imposed if such Indemnified Person or a Related Indemnitee had not engaged in transactions unrelated to those contemplated by this Agreement or any other Operative Document;

(ii)                 with respect to any particular Indemnified Person, any Claim to the extent caused by the gross negligence, willful misconduct or fraud of such Indemnified Person or a Related Indemnitee  (other than as may be imputed to such Indemnified Person as a result of its participation in the transactions contemplated by the Operative Documents);

(iv)               with respect to any particular Indemnified Person, any Claim to the extent arising as a result of the breach or non-compliance with any of the terms of, or any misrepresentation contained in, this Agreement or any other Operative Document or any agreement relating hereto or thereto by which such Indemnified Person or a Related Indemnitee is expressly bound, by such Indemnified Person or a Related Indemnitee;

(v)                 with respect to any particular Indemnified Person, any Claim imposed as a result of an amendment of or supplement to any Operative Document (other than an amendment or supplement made while an Event of Default is continuing or requested by the Borrower) by such Indemnified Person or a Related Indemnitee made in violation of the terms hereof or thereof;

(vi)               any Claim to the extent attributable to acts, omissions or events occurring with respect to the period after full and final compliance by the Borrower with all of the terms of this Agreement and performance by the Borrower of all of its obligations hereunder and under any other Operative Document;

(vii)             any Claim for Taxes incurred by, or imposed on, an Indemnified Person to the extent it results from any sale, assignment (except for any assignment under and in compliance with the terms hereof), transfer, participation or other disposition (whether voluntary or involuntary) by such Indemnified Person or a Related Indemnitee of any interest of any such Person in any Note or in the Operative Documents other than any sale, assignment, transfer, participation or disposition (A) in connection with an exercise of remedies during the continuance of an Event of Default; (B) at any time following the acceleration of any Note pursuant to this Agreement; (C) in connection with the exercise by any such Indemnified Person of its rights or remedies under any Operative Document; (D) that occurs upon the request of the Borrower; provided, however, that this clause (vi) shall only apply to a sale, assignment, transfer, participation or other disposition of any Note, or any part thereof, to the extent that the Tax for which an indemnity is being claimed existed as of the date hereof;

(viii)            any Claim for Taxes imposed against or payable by an Indemnified Person by any jurisdiction or taxing authority thereof as a result of a failure by such Indemnified Person or a Related Indemnitee to comply with any certification or other procedure as required by the law of the jurisdiction imposing the Tax as a precondition to any exemption from, or reduction of, such Tax to which such Indemnified Person would be entitled, so long as (A) the Indemnified Person would have been able to comply with such requirement, (B) such procedure or compliance therewith would not expose such Indemnified Person to any cost or risk of materially adverse consequences, and (C) the Borrower provides to the Indemnified Person written notice of the relevant Tax and of the relevant certification or procedure in sufficient time and assistance to allow the Indemnified Person to timely comply with such certification or procedure;

(ix)               with respect to any particular Indemnified Person, any Claim for Taxes (not including sales, use, rental, ad valorem, license, property, stamp, goods and services or value added Taxes) imposed on or measured by the overall gross or net income, gross or net profits, gross or net receipts, net gains, franchise Taxes, Taxes on doing business or Taxes on capital net worth of such Indemnified Person by the jurisdiction in which it is incorporated or maintains its principal place of business or in any jurisdiction in which it conducts business from time to time (other than a jurisdiction in which it is deemed to conduct business as a result of the transactions contemplated by the Operative Documents, payment by the Borrower from such jurisdiction or the activities or place of incorporation of the Borrower in such jurisdiction);

(x)                 except in the case of an Indemnified Person that was an Indemnified Person on the relevant Borrowing Date (an “Original Indemnified Person”), any Claim for Taxes imposed on an Indemnified Person to the extent that such Taxes exceed the Taxes that would have been imposed on the Original Indemnified Person through or from whom it (directly or indirectly) obtained its Interest (except in respect of an Indemnified Person that acquired its Interest pursuant to a transfer occurring at the request of the Borrower or during the occurrence of an Event of Default pursuant to the exercise of remedies);

(xi)               any Claims for Taxes imposed against or payable by an Indemnified Person to the extent such Taxes result from the situs of organization, any place of business or the activities of any Indemnified Person in the jurisdiction imposing the Tax (unless such place of business or activity is solely the result of the operation or presence of the Borrower therein or the exercise by such Indemnified Person of any of its rights or remedies under any Operative Document or the receipt of any payment under any Operative Document);

(xii)             any Claim for interest, penalties or additions to Tax imposed against or payable by an Indemnified Person that result from the failure of such Indemnified Person to file any return properly and timely unless such failure is caused by the failure of the Borrower to provide to such Indemnified Person any information reasonably requested by such Indemnified Person that is available to the Borrower and required to file properly and timely such return or the failure of the Borrower to perform its obligations under Sections 9.9, 9.13 or 9.16 hereof;

(xiii)            any Claim for Taxes that are being contested in accordance with the provisions of Section 9.8 during the pendency of such contest, except to the extent required to be paid or advanced by the Borrower pursuant to Section 9.8 hereof;

(xiv)            any Claim for Taxes imposed against or payable by an Indemnified Person attributable to the failure of such Indemnified Person to take timely action in contesting such Claim if required to take such action pursuant to Section 9.8, but only if such failure actually or effectively precludes a contest of the relevant Taxes;

(xv)             any Claim for Taxes included in Transaction Costs (but only to the extent such Transaction Costs are reimbursed under Section 9 on an After-Tax Basis);

(xvi)            with respect to any particular Indemnified Person any Claim to the extent such Claim is an ordinary and usual operating or overhead expense;

(xvii)          any Claim arising with respect to an Indemnified Person as a result of such Indemnified Person having engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or under Section 4975 of the Code; or

(xviii)        with respect to any particular Indemnified Person, any Claim attributable to any repackaging of any Note (or any successor debt obligation) effected by such Indemnified Person (including a derivative instrument under which such Note is a reference obligation).

9.5               Procedure for Non-Tax Claims.  An Indemnified Person shall give prompt notice of the existence of any circumstance that, in its reasonable opinion, is likely to give rise to a Non-Tax Claim and shall promptly (and in no event later than thirty (30) days after it becomes aware of such a Claim) notify the Indemnifying Party of any Non-Tax Claim as to which indemnification is sought (provided that failure to give such notice shall not affect the Indemnifying Party's indemnity obligations hereunder except to the extent the Indemnifying Party is precluded or prejudiced thereby).  An Indemnified Person (other than EXIM Bank) asserting any Non-Tax Claim arising under any Operative Document shall, at no cost to itself, exercise all rights reasonably available to it under the terms thereof to mitigate such Non-Tax Claim, and shall advise the Indemnifying Party, at the Indemnifying Party's request, of the status of such action.  The Indemnifying Party shall have the right to investigate, and the right in their sole discretion to defend or compromise in good faith in a commercially reasonable manner and with counsel reasonably satisfactory to the relevant Indemnified Person, any Non-Tax Claim for which indemnification is sought under this Section 9, and such Indemnified Person shall cooperate with all reasonable requests of the Indemnifying Party in connection therewith; provided, that to the extent that other claims related or unrelated to the transactions contemplated hereby are part of the same proceeding involving such Non-Tax Claim, the Indemnifying Party may assume responsibility for the control of such Non-Tax Claim (except for any Non-Tax Claim against EXIM Bank involving a Claim for criminal liability, any violation of law or (unless the Indemnifying Party assures to EXIM Bank’s satisfaction payment thereof or for which an adequate bond has been posted in respect thereof) any material civil liabilities) to the extent that the same may be and is severed from such other claims (and each Indemnified Person (other than EXIM Bank in the circumstances described in the last sentence of this Section 9.5) shall use its reasonable efforts to obtain such severance) and, if not severable, the Indemnifying Party may assume joint control thereof with such Indemnified Person; provided, further, that no such Non-Tax Claim shall be compromised on a basis that admits any criminal violation, negligence, willful misconduct or other liability on the part of such Indemnified Person without such Indemnified Person’s express consent (except that the Indemnifying Party may not so compromise a Non-Tax Claim against EXIM Bank that admits (in addition to the foregoing) any violation of law or (unless the Indemnifying Party at the time of such compromise pay or assure (to EXIM Bank’s satisfaction) payment of such claim in full) any material civil penalties).  Where the Indemnifying Party or the insurers under a policy of insurance maintained by any of the Indemnifying Party undertakes (whether solely or jointly with an Indemnified Person) the control of a severed Non-Tax Claim (with counsel reasonably satisfactory to such Indemnified Person and without reservation of rights against such Indemnified Person) pursuant to this Section 9.5, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Non-Tax Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Indemnifying Party or such insurers or where any conflict of interest may exist between any Indemnifying Party or its insurers and such Indemnified Person.  Subject to the requirements of any policy of insurance, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Indemnifying Party pursuant to the preceding provisions and such participation shall not constitute a waiver of the indemnification provided in this Section 9.  Nothing contained in this Section 9.5 shall be deemed to require an Indemnified Person to contest any Non-Tax Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.  Notwithstanding the foregoing, upon EXIM Bank’s written notice to the Indemnifying Party that EXIM Bank cannot permit the Indemnifying Party to assume the defense or joint control of the defense of any Claim as a matter of Applicable Laws or stated policy of EXIM Bank, EXIM Bank shall assume the defense of such Claim, at the sole cost and expense of the Indemnifying Party.

9.6               Subrogation.  To the extent that a Non-Tax Claim indemnified by the Indemnifying Party under this Section 9 is in fact paid in full by the Indemnifying Party, the Borrower shall, to the extent permitted by Applicable Laws or, in the case of EXIM Bank, its stated policy, be subrogated to the rights and remedies of the Indemnified Person (other than under insurance policies independently maintained and available to such Indemnified Person) on whose behalf such Non-Tax Claim was paid with respect to the transaction or event giving rise to such Non-Tax Claim.  Should an Indemnified Person receive any cash recovery, in whole or in part, with respect to any Non-Tax Claim fully paid by the Indemnifying Party hereunder, it shall, so long as no Event of Default shall have occurred and be continuing, promptly pay, subject to deduction of any Taxes levied, imposed, asserted or required to be deducted from such amount, the amount recovered (but not an amount in excess of the amount paid (plus the amount, if any, of any interest received by the Indemnified Person with such refund) to such Indemnified Person in respect of such Non-Tax Claim) over to such Indemnifying Party.  Notwithstanding the foregoing provisions of this Section 9.6, no such subrogation shall be permitted if it interferes with such Indemnified Person’s ability to enjoy its rights under the Operative Documents.

9.7               Calculation of Indemnity Payments in Respect of Claims.  Any payment which the Indemnifying Party shall be required to make to or for the account of any Indemnified Person with respect to any Claim which is subject to indemnification under this Section 9 shall be made on a net After-Tax Basis, taking into account all Taxes required to be paid by the Indemnified Person as a result of such payment, provided that such Indemnified Person shall provide such certificates or information reasonably requested by the Indemnifying Party to minimize the amount of any such Claim which such Indemnified Person is qualified to submit.

9.8               Contest of Claim for Tax.  If a Claim shall be made for any Tax (including Withholding Taxes) for which the Borrower is obligated pursuant to this Section 9, the Borrower shall be entitled to contest the imposition of such Tax and withhold payment during pendency of such contest, but only if such contest (1) is permitted by Applicable Laws (it being also understood that the Borrower shall in no event be allowed to withhold payment of any Withholding Tax), (2) does not involve any material risk of criminal or unindemnified civil penalties against the relevant Indemnified Person and (3) does not involve, in the reasonable commercial discretion of the relevant Indemnified Person, any prejudice to the business, operations or commercial financial standing of such Indemnified Person or any Related Indemnitee.  Unless otherwise required by law or unless the contest shall involve a claim for Taxes not indemnified against by the Indemnifying Party, any such contest shall be conducted by and in the name of the Borrower (unless EXIM Bank is the Indemnified Person); provided that the Borrower shall have acknowledged and agreed in writing, in form and substance satisfactory to such Indemnified Person, the Borrower’s liability for such Taxes (if and to the extent the Borrower does not prevail in such contest).  If a written Claim shall be made against and received by any Indemnified Person for any Tax for which the Indemnifying Party is obligated to indemnify pursuant to this Section 9, such Indemnified Person shall notify the Indemnifying Party promptly of such Claim and provide the Indemnifying Party with all documents and information relating solely to such Claim as may reasonably be requested by the Indemnifying Party.  If as described above, the contest of such Claim is not to be conducted by and in the name of the Borrower, upon written request from the Borrower within thirty (30) days after receipt of such notice, which written request shall be accompanied by an opinion of independent tax counsel reasonably satisfactory to such Indemnified Person (both as to counsel, substance and conclusion) that reasonable grounds exist for successfully contesting such Taxes, such Indemnified Person shall contest in good faith (including, without limitation, by pursuit of appeals) the validity, applicability or amount of such Taxes by, in such Indemnified Person’s sole discretion, (A) resisting payment thereof, (B) not paying the same except under protest, if protest shall be necessary and proper or (C) if payment shall be made, seeking a refund thereof in appropriate administrative and judicial proceedings; provided, that in conducting such contest, the Indemnified Person shall keep the Borrower informed, at the Borrower’s request, of the progress and nature of the contest and shall consult in good faith with the Borrower regarding the conduct of the contest; provided further, however, that in no event shall such Indemnified Person be requested to contest or shall the Borrower be permitted to contest the imposition of any Tax for which the Borrower has an indemnity obligation pursuant to this Section 9 unless (V) no Event of Default shall have occurred and be continuing; (W) the Indemnifying Party shall have acknowledged and agreed in writing, in form and substance satisfactory to such Indemnified Person, the Indemnifying Party's ability to pay as incurred on an After-Tax Basis all reasonable costs and expenses that such Indemnified Person shall incur in connection with contesting such Claim whether or not successful (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements); (X) if such contest shall involve payment of the Claim, the Indemnifying Party shall have advanced the amount thereof to such Indemnified Person on an interest-free and After-Tax Basis; and (Y) the contest is conducted by and in the name of the Borrower, such claim exceeds U.S.$10,000 and shall not involve a material risk of criminal liability, unindemnified civil liability. Notwithstanding that the conditions set forth in the preceding sentence may have been satisfied, such Indemnified Person may elect not to contest pursuant to the preceding sentence or elect to discontinue any contest proceeding commenced pursuant to the preceding sentence, but such election shall constitute a waiver by such Indemnified Person of any right to payment of indemnification pursuant to this Section 9 with respect to the adjustment which was the subject of such proposed contest plus any subsequent Taxes the contest of which is precluded thereby and, if the Indemnifying Party has theretofore paid such amounts or provided such Indemnified Person with funds to pay such amounts, such Indemnified Person shall promptly repay such funds, together with interest thereon at the same rate of interest as that paid, or which would have been paid, by the Indemnifying Party in funding such payment of Taxes to the Borrower.

  If such Indemnified Person shall obtain a refund of, or shall be granted a credit against Taxes all or any part of which the Indemnifying Party shall have paid for such Indemnified Person or for which the Indemnifying Party shall have reimbursed such Indemnified Person in connection with the contest of any Claim pursuant to this Section 9.8, such Indemnified Person shall promptly pay to the Indemnifying Party, but not before the Indemnifying Party shall have made all payments then due to such Indemnified Person pursuant to this Section 9 and any other payments then due to such Indemnified Person from the Indemnifying Party under any of the Operative Documents and such Indemnified Person shall have reasonably determined that funds have been made available to it as a result of such refund or credit, an amount equal to the amount of funds made available to it as a result of such refund or credit, including interest received thereon, plus any Tax benefit (less any net Tax detriment resulting from such refund or credit) realized by and actually utilized to reduce the Taxes of such Indemnified Person (in its own reasonable discretion) as a result of receipt or accrual of such refund or credit and payment by such Indemnified Person made pursuant to this sentence; provided that any such payment (or any part thereof) shall not be required to be made if the result of such payment would be to leave such Indemnified Person (in its own reasonable discretion) in a position less favorable than it would have been in had no such refund or credit been obtained or Tax Benefit been realized.  If any Indemnified Person shall have paid the Indemnifying Party any refund of all or part of any Tax paid by the Indemnifying Party and it is subsequently determined that such Indemnified Person was not entitled to the refund, such determination shall be treated as the imposition of a Tax pursuant to the provisions of this Section 9.  Except in respect of any Tax Claim which the Indemnified Person is not obligated to contest, no Indemnified Person shall enter into a settlement or other compromise with respect to any Claim with respect to which the Borrower would be required to indemnify hereunder without the prior consent of the Indemnifying Party, unless such Indemnified Person waives its right to be indemnified with respect to such Claim under this Section 9 or unless an Event of Default has occurred and is continuing.

9.9               Withholding Taxes.  The Indemnifying Party agrees that all payments made by the Indemnifying Party pursuant to this Agreement, and any other Operative Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any Government Body or taxing authority (all such Taxes being herein referred to as “Withholding Taxes”).  If any Withholding Taxes are so required to be withheld or deducted from any payment made by the Indemnifying Party under any Operative Document, the Indemnifying Party shall (A) pay to the appropriate Government Body the amount of such Withholding Taxes and make such reports and filings in connection therewith in the time and manner required by Applicable Laws, (B) at the time that the payment upon which the deduction or withholding applies is required to be made, pay to the relevant Indemnified Person any additional amount which is necessary in order for the net amounts received by such Indemnified Person, after deduction or withholding of such Withholding Taxes, to equal the amounts payable to such Indemnified Person had no such deduction or withholding been required and (C) promptly forward to the relevant Indemnified Person an official receipt or other documentation evidencing payment of such Withholding Taxes to such Government Body.  Each Indemnified Person agrees to deliver to the Indemnifying Party, at the Indemnifying Party's sole cost and expense, such official certificates or documents as may be reasonably requested by the Indemnifying Party in writing from time to time completed and duly executed by such Indemnified Person to establish that payments by the Borrower to such Indemnified Person hereunder or under any other Operative Document are, without any prejudice to such Indemnified Person, exempt from or are subject to a reduced rate of Withholding Tax imposed by any Government Body or taxing authority, so long as, in the Indemnified Person’s reasonable determination, it is entitled to claim such reduction or exemption.  If requested by such Indemnified Person in connection with any request for certificates or documents hereunder, the Indemnifying Party shall provide such Indemnified Person with blank forms and instructions for completion thereof.

If, pursuant to this Section 9.9, the Indemnifying Party has paid any additional amounts in respect of any Tax required to be withheld from any payment in respect of any Tax excluded from indemnification pursuant to Section 9.4 hereof with respect to the Indemnified Person, and the Indemnifying Party has paid over such withheld amount to the proper Government Body or taxing authority for the account of such Indemnified Person, the Indemnifying Party shall notify such Indemnified Person of the amount of such withholding and provide to such Indemnified Person an official receipt or other document satisfactory to such Indemnified Person evidencing payment of the withheld amount.  Upon receipt of such evidence of payment of the withheld amount, such Indemnified Person shall promptly pay to the Indemnifying Party an amount equal to such withheld amount.

9.10           Payment.  Except in the case of Withholding Taxes (payment of and indemnification with respect to which shall be governed by Section 9.9), any amounts payable to an Indemnified Person pursuant to this Section 9 in respect of Taxes shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date such Tax is due.  Any payments made pursuant to this Section 9 directly to an Indemnified Person or the Indemnifying Party shall be made in the applicable currency in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor.

9.11           Non-Parties.  If an Indemnified Person is not a party to this Agreement, the Indemnifying Party may require such Indemnified Person or participant, as the case may be, to agree in writing, in a form reasonably acceptable to the Borrower, to the terms of this Section 9 prior to making any payment under this Section 9 to such Indemnified Person.

9.12           Tax Credit Payment.  If a payment or an additional payment in respect of a Claim for Taxes or Withholding Tax is made under this Section 9 by the Indemnifying Party for the benefit of any Indemnified Person (other than EXIM Bank) and such Indemnified Person, in its own reasonable discretion, determines that it has obtained (and utilized in reducing its Taxes) a credit against, or relief or remission for, or repayment of, any Tax, then, if and to the extent that such Indemnified Person, in its sole opinion, determines that such credit, relief, remission or repayment is in respect of or calculated with reference to the payment or additional payment made pursuant to this Section 9, such Indemnified Person shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment and so long as no Default is then continuing, pay to the Indemnifying Party such amount as such Indemnified Person shall, in its own reasonable discretion, determine to be the amount which will leave such Indemnified Person (after such payment) in no worse after tax-position that it would have been in had the payment or additional payment in question not been required to be made by the Indemnifying Party.

9.13           Tax Credit Clawback.  If any Indemnified Person (other than EXIM Bank) makes any payment to the Indemnifying Party pursuant to Section 9.12 and such Indemnified Person subsequently determines, in its own reasonable discretion, that the credit, relief, remission or repayment in respect of which such payment was made was not available or has been withdrawn or that it was unable to use such credit, relief, remission or repayment in full, the Indemnifying Party shall reimburse such Indemnified Person such amount as such Indemnified Person determines, in its own reasonable discretion, is necessary to place it in the same after-tax position as it would have been in if the payment to the Indemnifying Party pursuant to Section 9.12 had not been made.

9.14           Conflicting Provisions.  The general indemnification provisions of this Section 9 are not intended to waive or supersede any express provisions of this Agreement, or any other Operative Document concerning the responsibility of any of the parties hereto or thereto for any Claims and the fact that a Claim is not excluded from indemnification under Section 9.4 shall in no event prevent any party hereto from bringing an action against the Indemnifying Party or any Indemnified Person for any breach of any obligation owing by such party to such other party giving rise to such Claim.

9.15           Survival.  The indemnities and agreements provided for in this Section 9 shall survive the expiration or other termination of the Operative Documents.

9.16           Reports and Returns.  The Borrower shall, at its own expense, duly file all required reports and returns respecting all Taxes for which the Borrower is directly responsible under this Section 9, to the extent the Borrower is permitted to do so by law.  If the same must be filed by an Indemnified Person, the Borrower will advise such Indemnified Person of the necessity of filing the same and, in sufficient time before the same are due, furnish such Indemnified Person with a completed copy thereof and funds in the amount required to be submitted, together with any additional information and records relating thereto as such Indemnified Person may reasonably request.   The Indemnifying Party shall hold such Indemnified Person harmless from and against any Claims arising out of any insufficiency or inaccuracy in any such report or return to the extent such insufficiency or inaccuracy is not attributable to any act or omission of or information provided by such Indemnified Person or a Related Indemnitee.  The Borrower shall make available to the Indemnified Person such other information and records related to such Claims and maintained by the Borrower at the Borrower’s principal place of business.  If, in conjunction with the filing of any tax return or as a result of an audit, an Indemnified Person reasonably requests additional information, the Borrower shall make available such other information and records as it maintains in the ordinary course of business or is reasonably available to it.  Each such Indemnified Person agrees to keep confidential such information and records provided by the Borrower pursuant to the terms of Section 13.9 hereof.

9.17           Verification. At the Borrower’s request, the amount of any indemnity payment by the Borrower pursuant to this Section 9 (other than an indemnity payment to EXIM Bank) or any payment by an Indemnified Person (other than EXIM Bank) to the Borrower pursuant to this Section 9 shall be reviewed and determined on a confidential basis by an independent public accounting firm mutually acceptable to the Indemnified Person and the Borrower. The fee of such independent accounting firm shall be paid by the Borrower, unless such verification shall disclose an error made by such Indemnified Person in its favor exceeding five percent (5%) or more, in which case such fee shall be paid by such Indemnified Person. Notwithstanding the foregoing, the amount of any payment with respect to Taxes required to be made under this Section 9 by the Borrower to EXIM Bank or by EXIM Bank to the Borrower shall be determined in good faith by EXIM Bank and shall be binding on the Borrower absent manifest error.

9.18           Lender.

(i)                  The Lender may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Lender by the Borrower and conforming to the requirements of this Agreement; provided that in the case of the Disbursement Documents which are specifically required to be furnished to the Lender under Section 2.5(b) of this Agreement, the Lender shall examine the same to determine whether or not they conform to the requirements of Exhibit A hereof.

(ii)                 Subject to Section 9.18(i) hereof, the Lender  shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice request, direction, consent, order, bond, debenture, or other paper or document unless notified to do so by the Borrower at the Borrower’s expense.

9.19           Taxes. Without duplication of any indemnity due under this Section 9, the Borrower covenants and agrees that, whether or not any Note is issued hereunder:  (a) all payments by the Borrower to EXIM Bank (including at any time while EXIM Bank is the Lender) or the Lender (each, an “Indemnitee”) under or in respect of this Agreement or any Note, including amounts payable under clause (b) and (c) of this sentence, shall be made free and clear of and without reduction by reason of any Taxes, all of which will be paid by the Borrower to the appropriate taxing authority at the time and in the manner prescribed by Applicable Law; (b) without duplication, the Borrower will indemnify EXIM Bank against, and reimburse EXIM Bank on demand for, any taxes and any interest, additions, fines or penalties thereon related to EXIM Bank’s function as guarantor of the Notes; (c) in the event that the Borrower is required by Applicable Law to deduct or withhold any Taxes from any amounts payable to an Indemnitee on, under or in respect of this Agreement or any Note, the Borrower shall pay, on demand of an Indemnitee, to such Indemnitee, such additional amount or amounts as may be required in order that the amount received after deduction or withholding shall equal the full amount stated to be payable under this Agreement or any Note, as applicable, as if such deduction or withholding had not been required; and (d) the covenants and agreements of the Borrower under this Section 9.19 shall survive the repayment of any Note.  Without prejudice to the obligations of the Borrower under the foregoing sentence, in the event and to the extent that the Borrower is required by Applicable Law to deduct or withhold any Tax from any payment due hereunder to an Indemnitee in respect of this Agreement or any Note, then the Borrower agrees to withhold from each such payment due hereunder such withholding Taxes at the appropriate rate, and will, on a timely basis and in the manner required by Applicable Law, deposit such amounts with an authorized depositary or other relevant Government Body and make such reports, filings and other reports in connection therewith.  The Borrower shall promptly furnish to the relevant Indemnitee (but in no event later than the date thirty (30) days after the due date thereof) the completed relevant form or forms and/or official tax receipts, if any, or such other satisfactory evidence indicating the payment in full of any Tax withheld from any payments by the Borrower for the account of the relevant Indemnitee, together with all such other information and documents reasonably requested by the relevant Indemnitee’s counsel.  If the Borrower fails to pay any such Taxes when due or fails to remit to an Indemnitee the required receipts or other required documentary evidence, the Borrower shall indemnify and reimburse on demand such Indemnitee on an After Tax Basis for any Taxes, interest, additions, fines or penalties that may become payable as a result of any such failure.

9.20           Grossing Up of Indemnity Provisions. Where in this Agreement the Borrower has an obligation to indemnify or reimburse an Indemnitee in respect of any loss or payment (including, without limitation, obligations of the Borrower to make a payment to or reimburse an Indemnitee in respect of Taxes, expenses or indemnities) the amount payable shall include the amount necessary to hold such Indemnitee harmless on an After-Tax Basis (computed by taking into account the credit or deduction with respect to such loss or payment available to such Indemnitee in its reasonable determination without such Indemnitee being under any obligation to utilize any credit or deduction for any particular purpose), so as to leave such Indemnitee in the same after-tax position as it would have been in had the indemnity or reimbursement payment made to such Indemnitee not given rise to any liability for any Tax.

9.21           Definitions. The terms “Tax” and “Taxes” as used in Section shall have the meaning given to such terms in Appendix A hereto; provided, however, that other than with respect to an obligation to gross-up indemnities and any other payments on an After-Tax Basis, the terms “Tax” and “Taxes” shall not include any Tax imposed by the jurisdiction in which an Indemnitee is incorporated or, in the case of the Lender, in which the Lender’s Lending Office is located, in each case that is measured by or based on the overall net income, profits or gains howsoever computed of an Indemnitee.

9.22           Survival.  Notwithstanding anything to the contrary contained herein, the agreements in this Section 9 shall survive the termination or cancellation of this Agreement and the payment of any Note and all other amounts due hereunder.

Section 10.                      Events of Default.  The following events shall constitute “Events of Default” hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Government Body, the United States or any other jurisdiction, or the administration or interpretation thereof) and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

10.1           the Borrower shall fail to pay when due any principal of or interest on any Note (including for this purpose any additional amounts required to be paid under Section 9 hereof);

10.2               the Borrower shall fail to pay when due any other amount payable (whether at stated maturity, by acceleration or otherwise) by it to the Lender or EXIM Bank hereunder or under any other Borrower Document to which it is a party, and such failure shall continue unremedied for five (5) Business Days after demand for payment thereof has been given to the Borrower;

10.3               any representation, warranty or certification made or deemed made by the Borrower or EHI herein or in any other Borrower Document to which it is a party or any certificate furnished to EXIM Bank or the Lender pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

10.4               the Borrower or EHI shall fail to perform in any material respect any of its obligations, covenants or agreements under this Agreement or any other Borrower Document to which it is a party (and not constituting an Event of Default under any other clause of this Section 10), and, if capable of being remedied, such failure shall continue unremedied for a period of thirty (30) days after notice thereof has been given to the Borrower and EHI by EXIM Bank or the Lender;

10.5               any license, consent, approval or authorization of, or any filing or registration with, any Government Body or agency necessary for the performance by the Borrower of its obligations under  any other Operative Document or in connection herewith or therewith shall be revoked, not applied for by the date required or not issued or shall cease to remain in full force (or, as applicable, is not duly renewed upon the terms consistent with the original approval or otherwise satisfactory to EXIM Bank) or any of the foregoing shall be modified and any such revocation, non-application or issuance or modification would materially adversely affect (in the reasonable opinion of EXIM Bank) the rights and remedies of any Financing Party under the Operative Documents;

10.6               the Borrower or EHI shall apply for or consent to the appointment of, or the taking of possession by, a receiver, an examiner, trustee, custodian or liquidator of itself or of a substantial part of its property, or the Borrower or EHI shall admit in writing its inability to pay its debts generally as they come due, shall announce a moratorium on payment of its debts or any class of its debts, or shall make a general assignment for the benefit of creditors or any creditor exercises a contractual right to assume the general operations or financial management of the Borrower or EHI;

10.7               the Borrower or EHI shall file a voluntary petition or commence a case in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Borrower or EHI in any such proceedings, or the Borrower or EHI shall by voluntary petition, answer or consent to or seek relief under the provisions of any other now existing or future bankruptcy, insolvency, reorganization or other similar law providing for the reorganization or winding-up of corporations, or any law providing for an agreement, composition, extension or adjustment with its creditors;

10.8           an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower or EHI, a receiver, trustee, custodian or liquidator of the Borrower or EHI or of any substantial part of its property, or sequestering any substantial part of the property of the Borrower or EHI, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of sixty (60) days after the date of entry thereof, provided that the Borrower or EHI is diligently contesting and taking all actions required to dismiss, stay or vacate such order, judgment or decree;

10.9           a petition against the Borrower or EHI in a proceeding under any bankruptcy laws or other insolvency laws as now or hereafter in effect shall be filed in a court of competent jurisdiction and shall not be withdrawn or dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Borrower or EHI, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Borrower or EHI or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days;

10.10       any additional procedure similar to those referred to in Sections 10.6, 10.7, 10.8 and 10.9 above for the relief of financially distressed debtors under the laws of the United States or any other competent jurisdiction is entered into by the Borrower or EHI, voluntarily or involuntarily, and is not withdrawn or dismissed within sixty (60) days thereafter provided that, the Borrower is diligently contesting and taking all actions required to dismiss, stay or vacate such procedure;

10.11       the validity, legality or enforceability (but not any particular interpretation) of any provision of any Operative Document is contested through appropriate proceedings by the Borrower, any Affiliate thereof or by any Government Body of the United States seeking to establish the invalidity, illegality or unenforceability thereof;

10.12       EHI threatens to suspend making payments or declares a moratorium or seeks a restructuring with respect to any of its Indebtedness under this Agreement or any other of its Indebtedness supported incurred or guaranteed, directly or indirectly, by EXIM Bank;

10.13       the Borrower or any Affiliate of the Borrower repudiates this Agreement or any other Borrower Document or does or causes to be done any act or thing evidencing an intention to repudiate this Agreement or any other Borrower Document;

10.14       the Borrower or EHI shall fail to pay, after giving effect to any period of grace provided to the Borrower or EHI with respect thereto, any amounts in the aggregate of more than five (5) million Dollars ($5,000,000) (or the equivalent thereof in any currency) payable under any agreement or instrument providing for the payment by the Borrower or EHI of any Indebtedness;

10.15       a judgment, or in the aggregate, judgments, on a claim or claims not covered by insurance, for the payment of five million Dollars ($5,000,000) or more (or the equivalent thereof in any currency) shall be rendered against the Borrower or EHI and the same shall remain undischarged for a period of thirty (30) calendar days during which period execution of such judgment shall not be effectively stayed nor adequate bond fully covering such judgment shall exist;

10.16       there shall be any severance of diplomatic relations or an armed conflict between Brazil and the United States;

10.17       any Government Body (i) shall have condemned, seized or appropriated all or substantially all of the property of the Borrower or (ii) shall have taken any other action which, in the opinion of EXIM Bank, adversely affects the Borrower’s ability to pay any Indebtedness hereunder;

10.18       [Intentionally Left Blank];

10.19       an “Event of Default” under (and as defined in) any Other EXIM Bank Indebtedness Document shall occur and be continuing; and

10.20       any other event occurs or any other circumstance arises which, in the reasonable judgment of EXIM Bank, is likely materially and adversely to affect the ability of the Borrower to perform its obligations under each Borrower Document to which it is a party.

10.21       Remedies.  Upon the occurrence of any Event of Default and so long as such Event of Default is continuing, (i) the Instructing Group may, by notice to the Borrower (unless such notice is prohibited by Applicable Law), cancel the Total Commitment and/or declare the aggregate principal amount then outstanding of, and the accrued and unpaid interest on, the Notes and all other amounts payable by the Borrower hereunder and under the other Operative Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand (except as aforesaid), protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; provided, that failure by the Borrower to receive such notice shall not invalidate such acceleration (provided that the relevant notice has been given in accordance with the requirements of Section 11 of this Agreement); and (ii) in the case of the occurrence of an Event of Default referred to in Sections 10.6, 10.7, 10.8, 10.9 or 10.10 hereof with respect to the Borrower or EHI, the Lenders’ Total Commitment shall automatically be cancelled and the aggregate principal amount then outstanding of, and the accrued and unpaid interest on, the Notes and all other amounts payable by the Borrower hereunder or under the other Operative Documents shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower (unless, subsequent to such automatic acceleration, such automatic acceleration is waived by the Instructing Group).  If (x) EXIM Bank as the Instructing Group shall have accelerated the Notes hereunder and (y) a claim shall be made on EXIM Bank under the EXIM Bank Guarantee and EXIM Bank shall have issued a Payment Certificate, then, upon demand by EXIM Bank, the Borrower shall pay to EXIM Bank the EXIM Bank Make-Whole Amount, if any.

Section 11.                      Notices.

For the purposes of this Agreement and each other Operative Document (other than the EXIM Bank Guarantee), all notices and other communications (including any modifications of, or waivers or consents under, this Agreement or such other Operative Document) shall be in writing, in English, and shall be given or made by email, mail or personal delivery and emailed, mailed or delivered to the intended recipient at the email address, or address specified below; or, as to any party, at such other email address, or address as shall be designated by such party in a notice to each other party hereto.  Except as otherwise provided in this Agreement or such Operative Document, all such communications shall be deemed to have been duly given when transmitted by email, or personally delivered or, in the case of a mailed notice, upon issuance of a receipt by the relevant postal authority, in each case given or addressed as aforesaid; provided that any communication or document to be made or delivered to the Lender or EXIM Bank shall be effective only when received by the Lender or EXIM Bank and then only if the same is expressly marked for the attention of the department or officer identified below (or such other department or officer as such Person shall from time to time specify for this purpose).

If to the Borrower:

EVE UAM, LLC

1400 General Aviation Drive

Melbourne, FL 32939

[*****]

If to EHI:

EVE HOLDING, INC.

1400 General Aviation Drive

Melbourne, FL 32939

[*****]

If to the Lender:

PRIVATE EXPORT FUNDING CORPORATION
675 Third Avenue
Suite #425
New York, NY 10017
United States

[*****]

With a copy to:

AirFinance Leasing LLC
2313 Santa Fe Drive
Virginia Beach, Virginia 23456

[*****]

If to EXIM Bank:

Export-Import Bank of the United States
811 Vermont Avenue, N.W.

Washington, D.C. 20571
U.S.A.

Attention: Vice-President - Transportation Division
 and Vice-President – Transportation Portfolio

Management Division (and for any request under Section 13.17(f) hereof, Director, Cash Control Group)

Reference:       EXIM Bank Guarantee No. MTG777501 - USA

[*****]

With a copy to:

robert wray pllc
3050 K Street, NW

Suite 205
Washington, DC  20007

U.S.A.
[*****]

Section 12.                      Expenses.

12.1           Whether or not the transactions contemplated hereby are consummated, the Borrower shall pay or reimburse the Lender and EXIM Bank, as appropriate, against invoices and receipts (if available) submitted by any such Person, for any reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Person) incurred by such Person, or as shall have already been agreed between such Person and the Borrower, and all payments made, in either case payable in connection with, arising out of or in any way related to the negotiation, preparation, execution, delivery or enforcement of the Operative Documents, the issuance of any Note, or the conversion or exchange of any Note (collectively, “Transaction Costs”).  In addition to the foregoing but without duplication, the Borrower shall pay or reimburse the Lender and EXIM Bank for (i)  any reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Person) incurred by such Person in connection with any amendment, modification or waiver of any Operative Document (whether or not consummated), (ii) any filings, recordings, registrations, refilings, releases, and/or re-recordings of any Operative Document required by the terms hereof or thereof. In the event of any dispute between the Financing Parties related to the transactions contemplated by the Operative Documents, the Borrower shall pay or reimburse the Lender and EXIM Bank for any reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Person) incurred by such Person in connection with such dispute; provided, that the Borrower shall pay or reimburse the Lender and EXIM Bank for any reasonable costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by the Lender and EXIM Bank) incurred by the Lender and EXIM Bank in respect of any dispute between Related Indemnitees; and upon payment the Borrower shall be subrogated to the rights of such Person in respect of such costs and expenses against the other Person in the dispute.

12.2           All costs and expenses referred to in Section 12.1 above, incurred in connection with the negotiation, preparation, execution and delivery of the Operative Documents (including, without limitation, legal fees) shall (to the extent invoices and receipts have been submitted to the Borrower not less than five (5) Business Days prior to the relevant Borrowing Date) be paid on such Borrowing Date.

12.3           The Borrower shall pay (or cause to be paid) to EXIM Bank the following fees:

(i)                  a guarantee commitment fee (the “EXIM Bank Commitment Fee”) in Dollars accruing on the uncancelled and undisbursed balance from time to time of EXIM Bank Commitment, computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day), at a rate of 0.125% per annum from August 18, 2025 until the earliest of (i) the date EXIM Bank Commitment is fully utilized, (ii) the date the undisbursed portion of EXIM Bank Commitment is cancelled by the Borrower in writing to EXIM Bank or (iii) the Final Disbursement Date, payable (x) each Borrowing Date, (y) semiannually commencing on the six-month anniversary of the Operative Document, and (z) on the Final Disbursement Date;

(ii)                 an exposure fee (the “Exposure Fee”) in Dollars in an amount equal to 5.8705% of the initial principal amount in Dollars of the relevant Note (less the portion thereof relating to the Exposure Fee) payable on the Borrowing Date in respect of such Note; and

(iii)               the Borrower shall pay to the relevant recipients the fees set forth in the Fee Letter on the dates and in the manner set forth therein.

Section 13.                      Miscellaneous.

13.1           This Agreement and any certificates or other documents delivered pursuant to this Agreement, may be executed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.2           No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege under this Credit Agreement or any other Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  Any suit, action or proceeding against any of the parties hereto with respect to the Operative Documents or any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York and/or the United States District Court for the Southern District of New York, and each party hereto submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding; provided, however, that notwithstanding the foregoing, any party may commence an action in any other jurisdiction to otherwise enforce a judgment issued by such courts or an action in any other jurisdiction against the Appointing Parties or their property as provided below.  Each of the Borrower and EHI (each, an “Appointing Party” and collectively referred to herein as the “Appointing Parties”) hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in such courts may be made upon its relevant Process Agent (with a copy to the Borrower in accordance with Section 11), and each of the Appointing Parties hereby irrevocably appoints each of its Process Agent as its true and lawful attorney-in-fact in its name, place and stead (as well as that of its respective successors and assigns) to accept such service of any and all such writs, process and summonses, and agrees that the failure of its relevant Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon.  Each of the Appointing Parties further agrees (to the extent permitted by Applicable Laws) that a final judgment against any of the Appointing Parties in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of any Appointing Party, as the case may be, therein described; provided that nothing in this Section 13.3 shall affect the right of any party hereto or its successors, subrogees or assigns to serve legal process in any other manner permitted by law or affect the right of such party or its successors, subrogees or assigns to bring any action or proceeding against any of the Appointing Parties or their respective property in the courts of other jurisdictions.  Each of the Appointing Parties agrees that (x) the sole responsibilities of their respective Process Agents shall be (i) to receive such process, (ii) to send a copy of any such process so received to the Appointing Parties, as the case may be, by registered airmail, return receipt requested, at its address set forth in Section 11, or at the last address filed in writing by it with the relevant Process Agent and (iii) to give prompt facsimile notice of receipt thereof to each of the Appointing Parties, as the case may be, at such address and (y) each Process Agent shall have no responsibility for the receipt or nonreceipt by each of the Appointing Parties, as the case may be, of such process.  Each of the Appointing Parties hereby agrees to pay to its Process Agents such compensation as shall be agreed upon from time to time by it and its Process Agents for the Process Agents’ services hereunder.  Each of the Appointing Parties hereby agrees that its respective submission to jurisdiction and its designation of its Process Agents is made for the express benefit of the Lender, EXIM Bank and their respective successors, subrogees and assigns.

Each of Appointing Parties agrees that it will at all times continuously maintain a process agent to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Agreement and shall give each party hereto written notice prior to any change of address for such agent, and in the event that, for any reason, the process agent named pursuant to this Section 13.3 shall no longer serve as process agent to receive service of process on any Appointing Party’s behalf, such Appointing Party shall promptly appoint a successor Process Agent.  In the event of the transfer of all or substantially all the assets and business of a Process Agent to any other corporation or Person, by consolidation, merger, sale of assets or otherwise, such other corporation shall be substituted hereunder for such Process Agent with the same effect as if named herein in place of such Process Agent.  Each of the Appointing Parties hereby irrevocably further consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any party hereto by registered or certified mail, postage prepaid, to such party at its address specified in Section 11.  Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Operative Documents brought in any of the aforesaid courts and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

13.3           The payment obligations of any party to an Operative Document (the “payor”) expressed to be payable thereunder in one currency (the “first currency”) shall not be discharged by an amount paid in another currency (the “second currency”), whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to the first currency under normal banking procedures would not yield the full amount of the first currency due thereunder, and the payor shall indemnify the recipient of such payment (the “payee”) against any such shortfall; and in the event that any payment by the payor, whether pursuant to a judgment or otherwise, upon conversion and transfer does not result in payment of such amount of the first currency, the payee shall have a separate cause of action against the payor for the additional amount necessary to yield the amount due and owing to the payee.  If it is necessary to determine for any reason other than that referred to above the equivalent in the first currency of a sum denominated in the second currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with the second currency on the Business Day on which such determination is to be made (or, if such day is not a Business Day, on the next preceding Business Day).

13.4           The section and paragraph headings in this Credit Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

13.5           Any provision of this Credit Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and shall not invalidate or render unenforceable the other provisions hereof in any jurisdiction.  To the extent permitted by Applicable Laws, the parties hereto waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

13.6           Each party hereto (other than EXIM Bank) acknowledges and agrees that the activities contemplated by the provisions of the Operative Documents are commercial in nature rather than governmental or public and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Operative Documents.  Each such party in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including, but not limited to, any immunity from suit, from the jurisdiction of any court, from service of process, from set-off, from any execution, or attachment in aid of execution prior to judgment or otherwise or from any other legal process) or claim thereto which may now or hereafter exist (whether or not claimed) and irrevocably agrees not to assert any such right or claim in any such action or proceeding that may at any time be commenced, whether in the United States of America or otherwise.

13.7           This Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and transferees; provided, that the Borrower may not assign any of its rights or delegate any duty under this Credit Agreement to any Person (except as expressly permitted by the Credit Agreement).

13.8           Confidentiality.  Except to the extent necessary for the exercise of its rights and remedies and the performance of its obligations under the Operative Documents and as may be required under Applicable Laws, no party hereto (other than EXIM Bank) will itself use or intentionally disclose (and will not permit the use or disclosure by any of its Affiliates of), directly or indirectly, any information obtained from any other party hereunder or in connection herewith or any portion of any Operative Document, and each party (other than EXIM Bank) will use all reasonable efforts to have all such information kept confidential and not used in any way known to such party to be detrimental to any other; provided, in each case, that such party may use, retain and disclose any such information (a) to its legal counsel, aircraft, insurance and technical advisers, public accountants or process agent, provided that such Person shall keep such information confidential at least to the same extent provided herein, (b) to any governmental agency or instrumentality or other supervisory body requesting such disclosure pursuant to Applicable Laws, (c)  to any rating agency in connection with any proposed rating of any Note, subject to such rating agency’s customary procedures for the handling of such information, (d) that has been publicly disclosed, other than as a result of a breach by such party of this Section 13.9, and (e) pursuant to Applicable Laws or by a subpoena or similar legal proceeding binding on each party, the Borrower agrees that Lender may disclose any and all such information, including information contained in its credit files, to EXIM Bank, and the Borrower hereby waives any and all claims against the Lender in connection with such disclosure; provided further, that such party may use and retain (but not disclose externally) any such information for such party’s own internal research purposes.  To the extent disclosure of any information referred to in this Section 13.9  is required under or pursuant to Applicable Laws, each party required to disclose any such information shall, prior to such disclosure, give the party whose information is required to be disclosed, notice of such requirements. The obligations of the parties under this Section 13.9 shall survive the termination or expiration of the Operative Documents.

13.9           WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTIES HERETO ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION ARISING UNDER THIS CREDIT AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT.

13.10       Assignment.

(a)                Except as expressly permitted in the Operative Documents, the Borrower may not assign or transfer its rights or delegate its obligations hereunder or under any other Operative Document without the prior consent of EXIM Bank and the Lender.

(b)                The Lender may sell, transfer, pledge, assign, negotiate, grant participations in or otherwise dispose of all or any part of the Borrower’s indebtedness under this Credit Agreement and the Notes in accordance with Applicable Law to any party and any such party shall enjoy the rights and privileges of the Lender under this Credit Agreement and the Notes, provided that the consent of the Borrower shall be required for any such sale, transfer, pledge, assignment, negotiation, grant or disposition except (x) in the case of any assignment or transfer by the Lender to (i) an Affiliate of the Lender, (ii) to EXIM Bank or any other export credit agency, (iii) any funding vehicle established and managed (or the assets of which are serviced or managed) by the Lender or any third party for the purpose of securitizing or otherwise funding loans, (iv) the Exporter, (v) a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, or (vi) another bank, central bank or financial institution, or (y) if an Event of Default is continuing. Furthermore, the Lender, may, without notice to the Borrower sell, assign, transfer and set over to a trustee for the holders of the Lender’s secured indebtedness or other securities (the “PEFCO Trustee”) any Loan and the Note related thereto for the purpose of creating a security interest therein in favor of the PEFCO Trustee, and the PEFCO Trustee may, in such event, exercise any and all rights and remedies which would otherwise be available to the Lender in connection with this Agreement and the enforcement thereof in relation to the relevant Loan and the relevant Note. The Borrower shall, at the request of the Lender, execute and deliver to the Lender or to any party that the Lender may designate, any further instruments as may be necessary or desirable to give full force and effect to the disposition by the Lender. No such disposition by the Lender shall increase the Borrower's obligations hereunder or under any other Operative Documents nor shall the Borrower be responsible for any costs or expenses incurred in connection with executing and delivering any further instruments in accordance with the foregoing, except for any such disposition (i) in connection with an assignment to EXIM Bank as a result of a demand under the terms of the EXIM Bank Guarantee; (ii) in connection with an exercise of remedies during the continuance of an Event of Default or otherwise under any Operative Document; (iii) at any time following the termination of or acceleration of any Loan pursuant to this Credit Agreement; (iv) in connection with the exercise by the Lender of its rights or remedies under any Operative Document; (v) that occurs upon the request of the Borrower; or (vi) that occurs as a result of or in connection with any change in any Applicable Laws.

(c)                 No Lender (other than EXIM Bank, any of its transferees or any further transferees) may assign or transfer any of its rights or obligations hereunder as contemplated by this Section 13.11 unless contemporaneously therewith it assigns or transfers to the same assignee or transferee all or a corresponding part of its rights, benefits and obligations under each of the other Operative Documents to which such Lender is party.

(d)                Any assigning or transferring Lender (other than EXIM Bank and its subsequent transferees) shall be solely responsible for (and such Lender will not seek indemnification from the Borrower in respect of) all of its costs and expenses for any assignment, transfer or participation under this Section 13.11 including, without limitation, all costs in connection with any amendment to or supplement to, or registration of or re-registration of the Operative Documents and any legal fees and expenses relating thereto (or may procure that any transferee or participant pay such costs and expenses), unless such assignment or transfer was effected at the written request of the Borrower or during the continuance of an Event of Default.

(e)                In addition to the other rights provided to Lender under this Section 13.11, each Lender may without consulting with or obtaining consent from any party to any Operative Document, at any time pledge or otherwise create a Lien in or over (whether by way of collateral or otherwise) all or any of its rights under any Operative Document to secure obligations of such Lender including, without limitation, any pledge or other Lien to secure obligations to a federal reserve or central bank, except that no such pledge or other Lien shall:

(i)                  release such Lender from any of its obligations under the Operative Documents or substitute the beneficiary of the relevant Lien for such Lender as a party to any of the Operative Documents; or

(ii)                 require any payments to be made by any party to any Operative Document or grant to any Person any more extensive rights than those required to be made or granted to such Lender under the Operative Documents.

13.11       English Language Prevails.  For the avoidance of doubt, the Borrower agrees that any translation of this Credit Agreement shall not apply in construing this Credit Agreement and that the English version of this Credit Agreement shall govern for all purposes.

13.12       Insolvency, Bankruptcy, or Similar Proceedings.Notwithstanding any other provision of this Agreement or the Operative Documents, in the event that the Borrower is subject to an insolvency, bankruptcy, examinership, restructuring or similar proceeding under the laws of any Government Body, the parties to this Agreement agree that EXIM Bank shall, in the context of such proceeding, have the sole right to: (i) file a claim for, or otherwise seek payment of, that portion of the Indebtedness guaranteed by EXIM Bank pursuant to the EXIM Bank Guarantee; (ii) exercise the right to vote all  such Indebtedness on any plan of liquidation or reorganization proposed in such proceeding or any other action requiring the vote of debt holders; and (iii) otherwise participate in such proceeding as EXIM Bank determines appropriate to secure repayment of such Indebtedness.

13.13       Complete Agreement.  Except for the other Operative Documents, this Credit Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or agreements with respect thereto.

13.14       No Discharge, Etc.

(a)                Each Obligor waives presentation to, demand of payment from, and protest to, the other Obligor of any of the other Obligor’s obligations hereunder, and also waives notice of protest for nonpayment.  The obligations of each Obligor hereunder shall not be affected by (i) the failure of EXIM Bank or the Lender to assert any claim or demand or to enforce any right or remedy against any Obligor under the provisions of this Agreement or any other Operative Document or otherwise; or (ii) any extension or renewal of any thereof.

(b)                The obligations of each Obligor hereunder shall not be subject to any reduction, limitation, impairment or termination or any defense or setoff, counterclaim, recoupment or termination whatsoever in any case by reason of the invalidity, illegality or unenforceability of this Agreement, any Note or any other Operative Document against the other Obligor.  Without limiting the generality of the foregoing, the obligations of each Obligor hereunder shall not be discharged or impaired or otherwise affected by the failure of any of EXIM Bank or the Lender, to assert any claim or demand or to enforce any right or remedy under this Agreement, any Note or any other Operative Document, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of this Agreement by the other Obligor or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Obligor or would otherwise operate as a discharge of each Obligor as a matter of law or equity.

13.15       Amendment; No Waiver of Conditions; Further Assurances.

(a)                No provision of this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

(c)                 The parties hereto hereby agree if any of the applicable conditions to be satisfied on each Borrowing Date are not satisfied and the transactions contemplated by this Agreement on such Borrowing Date nevertheless take place, the party or parties (other than the Borrower) for whose benefit such condition is included shall not automatically be deemed to have waived such condition (unless expressly waived) and the applicable party or parties to which such condition relates shall procure the satisfaction of such condition within such period as the party or parties for whose benefit such condition is included shall reasonably specify (unless expressly waived).

13.16       Reimbursement and Indemnification Obligations to EXIM Bank; Transfer; Waiver.

(a)                Guarantee Obligations.  In consideration of EXIM Bank issuing its guarantee with respect to the Notes, each of the Borrower and EHI hereby irrevocably and unconditionally undertakes and agrees with EXIM Bank (i) to reimburse EXIM Bank immediately upon demand for all amounts paid by EXIM Bank under and in accordance with the EXIM Bank Guarantee or in the exercise of any right in respect thereof provided by Applicable Laws, (ii) to pay to EXIM Bank, for EXIM Bank’s own account, EXIM Bank Make-Whole Amount, if any, calculated by EXIM Bank as of the Calculation Date (as such term is defined in the definition of EXIM Bank Make-Whole Amount) and (iii) (without duplication of the foregoing) to indemnify EXIM Bank on a full indemnity basis against all actions, proceedings, claims, demands, costs, charges, damages, losses, costs and expenses (including, without limitation, consequential damages) made, suffered or incurred by EXIM Bank and to pay to EXIM Bank immediately upon demand for all payments, costs, damages, losses or expenses of any description whatsoever which may be incurred by EXIM Bank in connection with any investigative, administrative or judicial proceeding in relation to or arising out of the EXIM Bank Guarantee.

(b)                Transfer.  The Borrower acknowledges that upon payment of any amounts by EXIM Bank under the EXIM Bank Guarantee, EXIM Bank shall be subrogated (by way of an assignment) to all of the rights of the Lender to the extent set forth in the EXIM Bank Guarantee in accordance with the terms thereof.  The Borrower hereby consents and agrees that EXIM Bank is an acceptable transferee for all or any portion of any Note for all purposes of this Agreement and the other Operative Documents and upon any such assignment, EXIM Bank shall be deemed the Lender to the extent set forth in the EXIM Bank Guarantee under this Agreement and the other Operative Documents for all purposes thereof, and the Borrower hereby agrees to take such reasonable steps as are necessary to comply with any relevant provision of any Operative Document to which the Borrower is a party, as a result of such assignment.

(c)                 Waiver by the Borrower.  The Borrower acknowledges and agrees that if any covenant, stipulation or other provision of this Agreement which is expressed to impose on the Borrower the obligation to make any payment whether by way of indemnity or otherwise, is at any time void under any provision of Applicable Laws, the Borrower will not make any claim, counterclaim or institute any proceedings against EXIM Bank or any of its assignees or subrogees for any amount paid by the Borrower at any time and the Borrower waives unconditionally and absolutely any rights and defenses, legal or equitable, which arise under or in connection with any such provision and which might otherwise be available to it for recovery of any amount due under any Operative Document.

(d)                Payments Absolute.  The reimbursement and indemnity obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall to the fullest extent provided by Applicable Laws be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:  (i) any lack of legality, validity, regularity or enforceability of this Agreement or any of the Operative Documents; (ii) any amendment or waiver of or any consent given hereunder or under any of the Operative Documents; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against EXIM Bank or any other Person or entity, whether in connection with this Agreement, the Operative Documents or any unrelated transaction; and (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing which could be interpreted as a legal or equitable defense to payment hereunder or under any Operative Document.

(e)                Payments under the EXIM Bank Guarantee.  If EXIM Bank shall have made any payment under the EXIM Bank Guarantee, and the Borrower shall not have reimbursed EXIM Bank in full on the same Business Day of the date of demand under Section 13.17(a), EXIM Bank may thereafter exercise any of the rights and remedies granted to it for exercise after an Event of Default in accordance with the terms of the Operative Documents and/or Applicable Laws.

(f)                  Payments to EXIM Bank.  All payments to be made to EXIM Bank under this Agreement or any Operative Document shall be in Dollars in immediately available and freely transferable funds.  All payments to EXIM Bank shall be made at the Federal Reserve Bank in the Federal Reserve District of New York for credit to EXIM Bank’s account with the Treasurer of the United States, Washington, D.C., U.S.A., in accordance with the payment instructions set forth in Section 3.5 hereof.  To the extent that any Person requires additional confirmation of such payment instructions (i.e., verbal or written confirmation) from EXIM Bank prior to the occurrence of a payment to EXIM Bank, such Person shall request such confirmation from EXIM Bank at least three (3) Banking Days prior to the scheduled date of such payment. Whenever any payment to EXIM Bank under this Agreement or any other Operative Document shall be stated to be due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day with interest at the rate provided in Section 3.2(b) hereof.

13.17       Limitation on Exercise of Remedies by the Lender.  Notwithstanding any other provision of this Agreement or any other Operative Document, the Lender shall be entitled to bring suit against the Borrower and EHI to recover amounts, directly or indirectly, payable to or receivable by it pursuant to any Operative Document which are not covered by the EXIM Bank Guarantee; provided, so long as the EXIM Bank Guarantee shall be in effect or EXIM Bank shall have any exposure to liability or is owed any amounts arising out of the Operative Documents and any Other EXIM Bank Indebtedness Documents, that (i) no recovery from any such suit shall be had directly from, and no such suit shall assert any rights or claims against, any part of the collateral securing any Other EXIM Bank Indebtedness, (ii) such action does not interfere with, or otherwise adversely affect, any restructuring, enforcement or other collection efforts by, or on behalf of, EXIM Bank (other than by requiring payment of moneys then due to such Person but only to the extent enforcement is on assets not constituting part of the collateral securing any Other EXIM Bank Indebtedness), (iii) the Lender shall not without the prior consent of EXIM Bank initiate any bankruptcy, suspension of payment or other insolvency proceedings against the Borrower in connection with such recovery and (iv) EXIM Bank shall not have sent a notice to the Lender pursuant to the next succeeding sentence.  If such action does materially interfere with the enforcement or remedial actions which are being taken or could be taken by EXIM Bank, or otherwise materially adversely affects EXIM Bank, then upon EXIM Bank giving notice thereof to the Lender, the Lender shall cease such suit or take such action as EXIM Bank may direct and if any judgments or remedies have been obtained against the Borrower or its respective assets, such judgments or remedies shall immediately be assigned to, and vest with, EXIM Bank without any further action or activity hereunder (with the proceeds to be applied in accordance with this Agreement).  The Lender shall provide EXIM Bank with such information as EXIM Bank may reasonably request regarding any collection efforts by or on behalf of such Person.

13.18       Bail-In of BRRD Person

(a)                Without prejudice to any rights that the parties hereto may have under any BRRD Legislation and notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding amongst or between any such parties and any BRRD Person relating to the subject matter of this Agreement, each party hereto acknowledges that any liability (other than an Excluded Liability) of any BRRD Person arising hereunder and owed to such party hereto, to the extent such liability is unsecured (a “BRRD Liability”), may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)                  the application of any Write-Down and Conversion Powers by such Resolution Authority to any BRRD Liability; and

(ii)                 the effects of any Bail-in Action on any BRRD Liability, including, if applicable:

(A)                a reduction in full or in part or cancellation of any BRRD Liability;

(B)                a conversion of all, or a portion of, such BRRD Liability into shares or other instruments of ownership in such BRRD Person, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such BRRD Liability; or

(C)                the variation of the terms of such BRRD Liability in connection with and solely to the extent required by or necessary to give effect to the exercise of the Write-Down and Conversion Powers of such Resolution Authority;

provided that (x) this Section 13.19 shall not obligate: (i) any party hereto to contravene or violate any Applicable Law; (ii) EXIM Bank to waive, settle, release, dismiss or otherwise fully or partially abandon any liabilities, claims, or causes of action (collectively, “Reserved Claims”) which are reserved to the Attorney General of the United States or any other U.S. Federal Government Authority including any Reserved Claims arising under the United States False Claims Act, as amended from time to time, or under any United States criminal law; (iii) EXIM Bank to waive, renounce or modify any privilege or immunity EXIM Bank may have under Applicable Law; or (iv) EXIM Bank to waive any right it may have under Applicable Law if a Bail-in Action is taken in violation of Applicable Law; and (y) the acknowledgment, agreement and consent provided above in this Section 13.19(a) shall not apply to a BRRD Liability to the extent that (i) the relevant Resolution Authority determines that such BRRD Liability may be subject to a Bail-in Action pursuant to the law of a third country governing such BRRD Liability or a binding agreement concluded with such third country; or (ii) the Bail-In Legislation applicable to any such BRRD Person has been modified, revised, repealed or amended to remove or otherwise render inapplicable (in each case, whether directly or in effect, and whether wholly or partially) the requirement for the acknowledgments, agreements and acceptances contained above in this Section 13.19(a).

(c)                 BRRD Change. Each of the parties hereto agrees that if a BRRD Change occurs and EXIM Bank, in its sole discretion, determines that as a result thereof:

(i)                  the requirements with respect to the contractual recognition of bail-in as set forth in any Bail-In Legislation are not applicable (in whole or in part) in connection with the Credit;

(ii)                 it is necessary or desirable to amend or modify the provisions with respect to the contractual recognition of bail-in as set forth in this Section 13.19, or any other provisions related thereto or in connection therewith; and/or

(iii)               the requirements and contractual provisions described above in Section 13.19(a) (the “BRRD Provisions”) are capable of being waived (in whole or in part) under the Applicable Law applicable to the relevant BRRD Person;

then, the parties hereto shall (A) discuss and negotiate in good faith with a view to promptly amend this Agreement and/or (B) promptly exercise in good faith efforts to obtain the broadest possible waiver of the BRRD Provisions applicable in connection with any Loan.

(d)                Indemnification. For the avoidance of doubt, each of the Borrower and EHI hereby acknowledges and agrees that its indemnification and reimbursement obligations under Section 19 of this Agreement encompass and include any and all payments, costs, damages, losses or expenses of any description whatsoever which may be incurred by EXIM Bank by virtue of the application of any Write-Down and Conversion Powers by such Resolution Authority to, or the effects of any Bail-in Action on, any liabilities of any BRRD Person. For the avoidance of doubt, in the immediately preceding sentence, the “effects of any Bail-in Action” shall include any of the effects referred to in subclauses (A), (B) or (C) of Section 13.19(a)(ii) hereof.

(e)                Resolution Notice. If the relevant Resolution Authority notifies any BRRD Person or such BRRD Person otherwise becomes aware that it is or will become subject to a Bail-in Action or other resolution proceeding, such BRRD Person will promptly notify EXIM Bank.

Section 14.                  Guarantee Agreement.

14.1           EHI Guarantee.

(a)                EHI hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Lender and EXIM Bank  (i) the payment in full when due (whether at stated maturity, by reason of acceleration or otherwise) of all amounts payable by the Borrower to the Lender and EXIM Bank, including, but not limited to, any and all reasonable counsel fees and other expenses (collectively, the “EHI Guaranteed Amounts”), respectively, under this Agreement, the Notes and the other Operative Documents; and (ii) the performance by the Borrower of any and all obligations under this Agreement, the Notes and the other Operative Documents (the guarantee of EHI under this Section 14.1 and with respect to the Notes being the “EHI Guarantee”). All of the foregoing obligations in clauses (i) and (ii) being collectively referred to herein as the “EHI Guaranteed Obligations.” EHI hereby waives diligence, presentment, demand, promptness, protest and notice of any kind with respect to the EHI Guarantee or any requirement that the Lender or EXIM Bank first proceed, exhaust any rights or take any action against the Borrower or any other guarantor of or security for the obligations covered by the EHI Guarantee.  Each of the Borrower and EHI hereby consents to and hereby agrees that its liability under the EHI Guarantee shall be absolute and unconditional.

(a)                 EHI shall issue a Guarantee Confirmation on any Borrowing Date occurring after the initial Borrowing Date.

(b)                The EHI Guarantee, which constitutes the direct, general and unconditional obligation of EHI, is a continuing guarantee, is irrevocable and is a guarantee of payment and not of collection and is in no way conditional or contingent upon any attempt to collect from the Borrower any unpaid amounts due or otherwise to enforce performance by the Borrower. The EHI Guarantee is in addition to and shall not be affected by the EXIM Bank Guarantee, the liability of EHI under the EHI Guarantee being independent of the liability of EXIM Bank under the EXIM Bank Guarantee and enforceable in full irrespective of any payments made under any the EXIM Bank Guarantee.

(c)                 If the Borrower shall fail to pay in full when due for any reason, or timely perform, any of the EHI Guaranteed Obligations, following notice from the Lender or EXIM Bank, the Guarantor is obligated promptly to pay or perform or to cause to be paid or performed the same as stated in this Agreement or any other Operative Document without any demand or notice whatsoever.

(d)            EHI further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lender or EXIM Bank in enforcing this EHI Guarantee.

(e)            EHI agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender or EXIM Bank on account of its liability hereunder, it will notify the Lender and EXIM Bank in writing that such payment is made under this EHI Guarantee for such purpose.

(f)              Without limiting clause (d) above, any demand, step or proceeding to enforce this EHI Guarantee may be made by the Lender or EXIM Bank from time to time, and the liabilities and obligations of EHI under this EHI Guarantee may be enforced, irrespective of whether any demands, steps or proceedings are being or have been made or taken against the Borrower and/or EHI and/or any other Person.

(g)             In the event of payment by EXIM Bank under the EXIM Bank Guarantee, EXIM Bank shall be subrogated to the extent of such payment to all rights of the Lender against the Borrower and EHI under this Agreement, the Notes and the other Operative Documents.

14.2           Right of Set-off.  Following the occurrence or during the continuance of an Event of Default, each of the Lender and EXIM Bank is hereby irrevocably authorized at any time and from time to time without prior notice to EHI, any such notice being expressly waived by EHI to the extent permitted under Applicable Laws, to set off any matured obligation due from EHI (to the extent beneficially owned by the Lender or EXIM Bank), against any matured obligation owed by the Lender or EXIM Bank to EHI, regardless of the place of payment, booking branch or currency of any obligation, or any part thereof in such amounts as the Lender or EXIM Bank may elect. If the obligations are in different currencies, the Lender or EXIM Bank may convert any obligation at a market rate of exchange in its usual course of trading for the purpose of the set-off. The Lender or EXIM Bank, as the case may be, shall notify EHI of any such set-off and the application made by the Lender or EXIM Bank, as the case may be, of the proceeds thereof, in each case promptly after the same shall have occurred; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender and EXIM Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender and EXIM Bank may have.

14.3           No Subrogation.  EHI shall be subrogated to the rights, if any, of the Financing Parties in respect of any matter with respect to which an amount has been paid by EHI hereunder; provided always that any subrogation rights to which EHI becomes entitled by reason of performance of any of its obligations hereunder shall be subject and subordinate to the rights of the Financing Parties against the Borrower under any Operative Document, and the exercise of any such subrogation rights of EHI shall be deferred until all EHI Guaranteed Obligations have been paid in full and fully performed. If any amount shall be paid to EHI on account of such subrogation rights at any time when all of the EHI Guaranteed Obligations shall not have been paid in full or fully discharged, such amount shall be held by EHI in trust for the Financing Parties segregated from other funds of EHI, and shall, forthwith upon receipt by EHI, be turned over to EXIM Bank in the exact form received by EHI (duly endorsed by EHI to EXIM Bank, if required), to be applied against the EHI Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of Section 14.9 of this Agreement.

14.4           Amendments with respect to the EHI Guaranteed Obligations; Waiver of Rights.  EHI shall remain obligated hereunder notwithstanding that, without any reservation of rights against EHI, and without notice to or further assent by EHI, any demand for payment of any of the EHI Guaranteed Obligations made by the Lender or EXIM Bank may be rescinded by the Lender or EXIM Bank and any of such EHI Guaranteed Obligations continued, and the EHI Guaranteed Obligations or the liability of any other party for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender or EXIM Bank in accordance with the Operative Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the Operative Documents as EXIM Bank may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender or EXIM Bank for the payment of the EHI Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Lender nor EXIM Bank shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the EHI Guaranteed Obligations or for this EHI Guarantee or any property subject thereto. When making any demand hereunder against EHI, the Lender or the Instructing Group, as the case may be, may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender or the Instructing Group to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve EHI of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender or the Instructing Group against EHI (provided that such demand is made within any period required by any applicable statute of limitations or similar law affecting the demand).  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

14.5           Guarantee Absolute and Unconditional.  EHI waives any and all notice of the creation, renewal, extension, amendment, variation, waiver or accrual of any of the EHI Guaranteed Obligations, and notice of or proof of reliance by the Financing Parties upon this EHI Guarantee or acceptance of this EHI Guarantee; and the EHI Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, varied or waived, in reliance upon this EHI Guarantee; and all dealings between the Borrower and EHI, on the one hand, and the Lender or EXIM Bank on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this EHI Guarantee.  EHI waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or EHI with respect to the EHI Guaranteed Obligations except for the notice to be provided by the Lender or EXIM Bank or the Indenture Trustee pursuant to Section 14.1(a) herein.  This EHI Guarantee shall be construed as a  continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of any Operative Document, any of the EHI Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender or EXIM Bank or any other Person, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Lender or EXIM Bank or any other Person,  (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or EHI) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the EHI Guaranteed Obligations, or of EHI under this EHI Guarantee, in bankruptcy or in any other instance (other than a defense of payment or performance), (d) any change in the ownership of the Borrower or any merger or consolidation of the Borrower into any other Person, (e) any sale, transfer or disposal, by the Borrower, of all, or substantially all, of its assets, or (f) any change in the Borrower under the Notes as contemplated in the Operative Documents. When pursuing its rights and remedies hereunder against EHI, the Lender or the Instructing Group may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the EHI Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Lender or the Instructing Group to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve EHI of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Financing Parties against EHI. This EHI Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon EHI and its successors and assigns thereof, and shall inure to the benefit of the Lender or EXIM Bank, and their respective successors and permitted endorsees, transferees and assigns, until all the EHI Guaranteed Obligations and the obligations of EHI under this EHI Guarantee shall have been satisfied in full.

14.6           Reinstatement; Bankruptcy, etc.  This EHI Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the EHI Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Financing Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the declaration of default under an Operative Document exists at any time, and such declaration of default is prevented by the pendency against the Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, then, to the extent not otherwise stayed or prevented by Applicable Laws, for purposes of this EHI Guarantee and EHI’s obligations hereunder, such Operative Document shall be deemed to have been declared in default with the same effect as if such Operative Document had been enforceable in accordance with the terms thereof, and EHI shall forthwith pay the amounts due hereunder as specified by any Financing Party, any interest thereon, and any other amounts guaranteed hereunder, without further notice or demand.

14.7           Payments.  EHI hereby agrees that the EHI Guaranteed Obligations will be paid without set off or counterclaim in Dollars (or, in the case of indemnity obligations, in such currency as such Claim was incurred) to the account specified for such EHI Guaranteed Obligation in accordance with the relevant Operative Document. All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any Taxes shall be required by Applicable Laws to be deducted or withheld from any payment to any Financing Party hereunder, other than in the case of any Taxes excluded from indemnification pursuant to Section 9 of this Agreement, EHI shall increase the amount paid so that such Financing Party receives, after deduction or withholding on account of such Taxes, the full amount of the payments provided for in this EHI Guarantee.  Whenever any Taxes are payable by EHI in respect of payments hereunder, as promptly as possible thereafter EHI shall send to the applicable Financing Party a certified copy of an original official receipt received by EHI showing payment thereof.

14.8           Further Assurances. EHI shall from time to time, at its own cost and expense, do and perform such other and further acts and duly execute and deliver such further documents and assurances as may be required by Applicable Laws or reasonably requested by the Lender or EXIM Bank to establish, maintain and protect the respective rights and remedies of such party and to carry out the intent and purpose of this EHI Guarantee.

14.9           Application of Proceeds from the EHI Guarantee.  Any proceeds from the EHI Guarantee received by any Financing Party shall, if received by such Financing Party, be paid over to EXIM Bank and, if received by EXIM Bank, shall be held by EXIM Bank upon trust and forthwith upon receipt paid in accordance with the following order of priorities:

 First, in or towards payment or reimbursement of all fees, costs and expenses of any Financing Party in connection with its enforcement of the EHI Guarantee; and

 Second, in or towards payment of amounts referred to in clauses “First” through “Fifth” of Section 3.5(b) hereof; provided that, such amounts shall be distributed to the Lender only to the extent a Note remains outstanding;

 it being understood and agreed that the Borrower shall remain liable to the extent of any deficiency between the amount of such proceeds and the aggregate amount of the obligations referred to in clauses “First” through “Fifth” of Section 3.5(b) hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

BORROWER

EVE UAM, LLC

By: /s/Johann Christian Jean Charles Bordais

 Name: Johann Christian Jean Charles Bordais

 Title: Authorized Signatory

By: /s/Eduardo Siffert Couto

 Name: Eduardo Siffert Couto

 Title: Authorized Signatory

EHI GUARANTOR

EVE HOLDING, INC.

By: /s/Johann Christian Jean Charles Bordais

 Name: Johann Christian Jean Charles Bordais

 Title: Authorized Signatory

By: /s/Eduardo Siffert Couto

 Name: Eduardo Siffert Couto

 Title: Authorized Signatory

LENDER
PRIVATE EXPORT FUNDING CORPORATION By: /s/ John Neblo Name: John Neblo Title: SVP

EXIM BANK
EXPORT-IMPORT BANK OF THE UNITED STATES By: /s/ David R. Fiore Name: David R. Fiore Title: Vice President – Transportation Division